UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Phillips 66

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March   , 2018
To My Fellow Shareholders:
The Board of Directors and executive leadership team cordially invite you to attend the 2018 Annual Meeting of Shareholders to be held at The Westin Houston, Memorial City, 945 Gessner Road, Houston, Texas 77024, on Wednesday, May 9 at 9:00 a.m. Central Daylight Time. You will find information regarding the matters to be voted on at the meeting in the attached proxy statement.
Executing on strategy.   Phillips 66 is a diversified energy manufacturing and logistics company with a portfolio of midstream, chemicals, refining, and marketing and specialties businesses. Our diverse portfolio, resilient cash flow and disciplined capital allocation position us to capitalize on opportunities across the value chain. Our corporate strategy remains unchanged and clear—we aim to deliver profitable growth, enhance returns on capital, and grow shareholder distributions, while focusing on strong operating excellence and continuing as a high-performing organization.
In 2017, we increased our dividend payment by 11 percent and returned nearly $3 billion to shareholders through dividends and share repurchases. We generated higher earnings compared to the prior year by improving margins in our Refining business and placing Midstream growth projects into service. This progress was achieved through the efforts of our 14,600 employees and with record setting and industry leading safety and environmental performance.
Engaging with shareholders.   We value the perspectives our shareholders provide by participating at our annual meeting and engaging in conversations with us throughout the year. In 2017, we met with shareholders representing nearly half of our shares outstanding. We were provided valuable feedback that was shared with the full Board. As a result of these discussions, management is resubmitting a proposal asking shareholders to declassify the Board so that our directors will be elected annually. For additional information regarding the feedback we heard through our engagement efforts and actions taken in response, please refer to SHAREHOLDER AND COMMUNITY ENGAGEMENT of the attached proxy statement.
Your vote is very important.   Whether or not you plan to attend the annual meeting, and no matter how many shares you own, we encourage you to vote promptly. You may vote by telephone or over the Internet, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form if you requested to receive printed proxy materials. The proposal to declassify the Board of Directors requires 80% of shares outstanding to vote in favor of the proposal. Therefore, it is very important that you vote your shares for this proposal. For additional information on voting your shares, please see the instructions in the proxy statement located under ABOUT THE ANNUAL MEETING.
I look forward to sharing more about your company when we gather for our annual meeting on May 9.
In safety, honor and commitment,
Greg C. Garland
Chairman of the Board and
Chief Executive Officer

WOOD RIVER REFINERY CENTENNIAL
For 100 years, the Wood River Refinery has helped sustain the community of Roxana, Illinois, and its neighboring communities.
Founded in 1917 as the Roxana Petroleum Company, the plant on the banks of the Mississippi River helped give rise to the town itself. It also produced fuel for U.S. forces during World War II, winning accolades from the Army and Navy. Today, as a joint venture with Cenovus, the refinery has a more than $7 billion economic impact annually on the region, according to a study by Southern Illinois University at Edwardsville.
But it is giving back to the town that may best define the Wood River Refinery.
“Historically the refinery has helped shape Roxana with its economic impact,” said Refinery Manager Jerry Knoyle. “We want to be an engine for growth, but we also want to help build a better community.”
The Wood River Refinery contributes more than $500,000 to charitable causes each year through corporate philanthropy and employee contributions. Over the last 20 years, employees have given more than $5 million to the United Way alone. And last year, they used Phillips 66 Volunteer Grants to access more than $113,000 in funds for the organizations where they volunteer. The refinery’s most recent act of philanthropy: A playground for children of all abilities and a nod to the Phillips 66 values of safety, honor and commitment.
“When we give back, we want it to be with purpose and aligned with the values that we operate under every day,” Knoyle said.
Among the centennial festivities was—what else?—a community birthday party featuring food, fun and friends, as well as a tribute video that tells the stories of employees, past and present, that reached tens of thousands on social media. The refinery’s birthday celebration continues in 2018 with the 100-year anniversary of its first refined products. With almost 900 employees and more than 1,200 living retirees, you can bet the Wood River Refinery will be a force in the community for years to come.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
May 9, 2018 at 9:00 A.M. Central Daylight Time
The Westin Houston, Memorial City
945 Gessner Road
Houston, Texas 77024
(281) 501-4300
Items of Business
1.
To elect the three directors named in this proxy statement

2.
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018

3.
To consider and vote on a management proposal to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers

4.
To consider and vote on a management proposal regarding the annual election of directors

5.
To transact other business properly coming before the meeting

Record Date   You can vote if you were a shareholder of record on March 12, 2018. Shareholders as of the Record Date are invited to attend the annual meeting.
Annual Report   Our 2017 Annual Report to Shareholders accompanies, but is not part of, these proxy materials.
Vote Right Away   Your vote is very important to us and to our business. Even if you plan to attend our Annual Meeting in person, please vote right away using any of the following methods.
BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 (800) 690-6903	Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

Please see ABOUT THE ANNUAL MEETING for information about voting.
This proxy statement and accompanying proxy are being provided to shareholders on or about March 28, 2018.
By Order of the Board of Directors
Paula A. Johnson
Corporate Secretary
March   , 2018

2018 PROXY STATEMENT   1

2   2018 PROXY STATEMENT

PROXY SUMMARY
This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Throughout the proxy statement, we may refer to Phillips 66 as the “Company,” “we” or “our.” For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Your Company
Phillips 66 is a diversified energy manufacturing and logistics company. With a unique portfolio of assets in the midstream, chemicals, refining, and marketing and specialties businesses, the Company processes, transports, stores and markets fuels and products globally. Our industry is vitally important to the world-wide economy. Fossil fuels, particularly oil and natural gas, are the world’s primary energy source and are expected to remain so for decades to come. These sources are abundant and reliable, affordable and efficient. Phillips 66’s vision is to provide energy and improve lives through operating excellence, delivering energy safely, efficiently and sustainably. We improve lives by responsibly providing energy products that are essential for a high standard of living and health throughout the world.
We delivered strong operating and financial results in 2017. We continued our focus on operating excellence, with a record low safety rate. We also enhanced returns in our Refining business and executed on our Midstream and Chemicals businesses’ growth programs. Our balance sheet is strong, and we maintain a disciplined approach to capital allocation. In 2017, we increased our dividend by 11% and returned nearly $3 billion to shareholders through dividends and share repurchases.
The following highlights our performance during 2017 and for the three years ended December 31, 2017, as measured by our compensation program performance targets, which are discussed in the COMPENSATION DISCUSSION AND ANALYSIS.
2017 Performance
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Operating Excellence—Drives focus on safety, asset availability and environmental stewardship.   In 2017, we exceeded our targets in every metric of operating excellence. Our combined workforce recordable injury rate was 0.14, which averages to one injury per every 1.4 million hours worked, and we had the lowest number of reportable environmental events in Company history.

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High-Performing Organization—Measures effectiveness of our talent management initiatives.   We continued to build leadership capabilities and maximize the performance of our people in 2017. Approximately 25 percent of our employees were in locations impacted by Hurricane Harvey, yet almost all assets were operating by mid-September 2017.

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Adjusted Controllable Costs—Drives focus on cost management.   Our controllable costs were 2 percent below our 2017 target, which we were able to manage while absorbing company growth.

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Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization)—Aligns organization on value creation.   In 2017, we generated $5.74 billion of Adjusted EBITDA, an increase over 2016 results, but 13 percent below our target for the year.

Three Years Ended 2017
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Total Shareholder Return (TSR)—Aligns executive compensation with long-term interests of shareholders. Our performance is evaluated compared to a group of peer companies and the S&P 100 Index.   For the three years ended December 31, 2017, our TSR was 55.1 percent, ranking 7th out of 16 peers (including the S&P 100 Index).

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Return on Capital Employed (ROCE)—Demonstrates the Company’s growth and overall performance. Our performance is evaluated on both an absolute and relative basis.   For the three-year performance period ending in 2017, our relative performance was 7th out of 15 peer companies and, on an absolute basis, was 10.1 percent.

Your Board
Our business requires that we not only bring together a knowledgeable and qualified leadership team, but one with diverse backgrounds, experiences and perspectives. The composition of our Board and the experiences and backgrounds of our executives reflect the Company’s ongoing organizational commitment to diversity. The Nominating and Governance Committee seeks Board members who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of the Company’s shareholders. The Nominating Committee regularly reviews the

2018 PROXY STATEMENT   3

PROXY SUMMARY
composition of the Board and the evolving needs of the Company’s businesses to ensure the Board reflects a range of talents, ages, skills, experiences, diversity, and expertise, sufficient to provide sound and prudent guidance with respect to the Company’s strategic and operational objectives. The charts below highlight the diversity and independence of our ten-member Board of Directors.
Proposals Requiring Your Vote
		BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
PROPOSAL 1	Election of Directors	FOR each Nominee	Majority of votes cast
PROPOSAL 2	Ratification of the Appointment of Ernst & Young LLP	FOR	Majority of votes present
PROPOSAL 3	Advisory Approval of Executive Compensation	FOR	Majority of votes present
PROPOSAL 4	Management Proposal Regarding the Annual Election of Directors	FOR	80% of Voting Stock
If you are a beneficial owner and do not give your broker instructions on how to vote your shares, the broker will not be able to vote on any proposal other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018. Your broker may not vote on any of the other proposals without instructions from you.
Our Shareholder Engagement
We value the views of our shareholders and other stakeholders. Throughout the past year, in addition to our ongoing community education and outreach, we proactively sought feedback from our shareholders. Over 90% of our offers to engage were accepted, representing nearly half of our shares outstanding, to discuss topics related to our business strategy and performance, Board composition and oversight, as well as governance and progress of our environmental and social initiatives.
As a direct result of these engagements, we have decided to again seek shareholder approval of a management proposal to eliminate our classified board structure and permit all directors to be elected annually. More information about the topics discussed and the actions we have taken can be found in SHAREHOLDER AND COMMUNITY ENGAGEMENT.

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PROXY SUMMARY
Summary of Governance Best Practices
Our corporate governance practices are summarized below. Our Board regularly reviews evolving corporate governance best practices, changing regulatory requirements, and feedback from shareholders and makes changes it believes are in the best interest of the Company and its shareholders.

✓ Robust shareholder engagement program covering large percentage of outstanding shares and proxy advisory firms
✓ Independent Lead Director with clearly defined responsibilities
✓ Risk oversight by the full Board and Committees
✓ Regular Board and Committee self-evaluations
✓ Provide 3%/3 year/20% proxy access right
✓ Majority voting for directors
✓ Substantial majority of independent directors
✓ Independent Board Committees
✓ Executive sessions of independent directors
✓ Stock ownership guidelines
✓ Prohibition on pledging and hedging of our stock
✓ Clawback policy
✓ Company does not have a poison pill

2018 PROXY STATEMENT   5

PROXY STATEMENT
This proxy statement and accompanying proxy are being provided to shareholders on or about March 28, 2018, in connection with the solicitation by the Board of Directors of Phillips 66 of proxies to be voted at the 2018 Annual Meeting of Shareholders on May 9, 2018.
CORPORATE GOVERNANCE AT PHILLIPS 66
Phillips 66 is committed to effective corporate governance and high ethical standards. We believe that corporate governance, including our values of safety, honor and commitment, is the foundation for financial integrity, investor confidence and sustainable performance. Our values guide how our 14,600 employees conduct business every day and how the Board of Directors oversees and counsels management in the long-term interest of the Company and our shareholders. We continuously strive to meet our vision of providing energy and improving lives, guided by our four pillars of sustainability:
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Operational Excellence

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Environmental Commitment

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Social Responsibility

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Economic Performance

Our Board of Directors has adopted Corporate Governance Guidelines that establish a common set of expectations to assist the Board and its committees in performing their duties. The Guidelines are reviewed at least annually, and updates are made as necessary to reflect changing regulatory requirements, evolving best practices and input from shareholders and other stakeholders.
Our key corporate governance documents, including our Corporate Governance Guidelines, Charters of our Board’s committees, our By-Laws, and our Code of Business Ethics and Conduct can be found on the Company’s website in the “Investors” section, under the “Corporate Governance” caption. We also publish a Sustainability Report, which presents our sustainability efforts and provides data, as well as programs and projects that demonstrate how we fulfill our vision of providing energy and improving lives. The Sustainability Report can be found on the Company website in the “Sustainability” section.
CODE OF BUSINESS ETHICS AND CONDUCT
Our values are our foundation—our guiding principles for how we conduct our business day in and day out. We also know that in today’s increasingly complex global business environment, questions can arise. We have adopted a Code of Business Ethics and Conduct designed to provide guidance on how to act legally and ethically while performing work for Phillips 66. Our Code of Business Ethics and Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargoes and sanctions, compliance procedures and employee complaint procedures. All of our directors and employees, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and other senior finance personnel, are subject to compliance with the Code of Business Ethics and Conduct.
SHAREHOLDER AND COMMUNITY ENGAGEMENT
At Phillips 66, we believe that we succeed together as a team, leveraging our diverse experiences and thoughts in an environment that thrives on collaboration. We embrace engagement as an important tenet of good governance and value the views of our shareholders and other stakeholders. We believe that positive dialogue builds informed relationships that promote transparency and accountability. Although the Lead Director or other members of the Board are available to participate in meetings with shareholders as appropriate, management has the principal responsibility for shareholder communication.

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CORPORATE GOVERNANCE AT PHILLIPS 66
We also believe that engagement and good governance involve participating in political or public policy activities that advance the Company’s goals, are consistent with Company values, and improve the communities where we work and live. A number of federal, state and local laws govern corporate involvement in such activities, and we maintain policies, procedures and programs to comply with these laws. Additional information about our involvement in political or public policy activities is available on our website.
What We Do
For several years, Phillips 66 has conducted a formal shareholder outreach program to listen to investor perspectives on our business strategy, corporate governance, our executive compensation program, and other matters. Twice yearly, we formally solicit feedback from institutional investors including asset managers, public and labor union pension funds, and socially responsible investors. In 2017, we expanded our dialogue over the course of the year with shareholders representing nearly half of our shares outstanding, and with proxy advisory firms, to include sustainability matters.
Information and feedback received through our engagement activities is shared with our executive leadership team and the Board of Directors, which helps inform their decisions. For example, as a result of our engagement with shareholders in recent years, we enhanced our disclosures on political giving and activity and implemented a proxy access right for shareholders.
The feedback we received in 2017 has been supportive, and the conversations provided us an opportunity to further discuss Board composition and risk oversight, environmental and social business practices, and other governance and compensation matters.
Topics Discussed and Actions Taken
Board Declassification
Based on feedback from shareholders, management is resubmitting a proposed charter amendment that would eliminate our classified board structure and allow all directors to be elected annually. We encouraged shareholders at the annual meetings in both 2015 and 2016 to approve the same charter amendment but the amendment did not receive the required vote to pass in either year. We recognize that many of our shareholders would prefer a declassified board structure and are therefore resubmitting the proposal at this year’s Annual Meeting. We urge all shareholders to vote FOR the declassification proposal.
Board Composition
Many of our discussions with shareholders addressed the subject of Board composition and director skills and qualifications. Certain of our shareholders had a particular desire to understand how the Board considers refreshment and its composition in connection with current and future business needs. Additionally, investors inquired about the specific roles of the Board and its committees in the risk oversight process. In general, investors expressed minimal concerns about the current Board composition, individual directors, Board policies or our overall approach to shareholder engagement. We have enhanced our disclosures regarding several of these topics throughout this proxy statement based on the feedback we received.
Executive Compensation
During our discussions, investors continued to show support for our overall executive compensation program and viewed it as well-structured and aligned with our Company strategy and performance. Investors were particularly interested in discussing the disclosure around our incentive targets for our annual bonus program, as well as the long-term components of our program. This information is included in the COMPENSATION DISCUSSION AND ANALYSIS section later in this proxy statement.
Environmental, Social and Governance (ESG)
Investor interest in how companies view sustainability and how they integrate sustainability into their business objectives and corporate cultures has been increasing. During our engagements, investors inquired about Phillips 66’s practices, our views on different reporting methodologies, and the types of non-financial ESG issues that may impact our business or create reputational risks. We shared with investors the ESG factors that are included in our incentive compensation programs for measuring our performance, as disclosed in the COMPENSATION DISCUSSION AND ANALYSIS. We also described our enhanced

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CORPORATE GOVERNANCE AT PHILLIPS 66
disclosures of ESG issues that we made in 2017 through the updated publication of our Sustainability Report, which can be found on the Company website. With respect to the disclosure of ESG metrics generally, the Company continues to assess appropriate next steps, and will continue to engage with investors on this topic.
SUSTAINABILITY
Phillips 66 is dedicated to meeting the world’s energy needs responsibly, efficiently and sustainably. For us, sustainability means manufacturing and delivering affordable, clean products in a safe and environmentally sound manner. Our sustainability efforts are built on four pillars: operational excellence, environmental commitment, social responsibility and economic performance. Our Board of Directors oversees these efforts through its regular work and through its committees, each of which has been delegated responsibility for different areas of sustainability. For more information, see BOARD’S ROLE IN RISK OVERSIGHT.
We are focused on implementing best-in-class sustainability practices today and into the future. For example, we are conducting research to manage water consumption, improve energy efficiency and provide technology options for future power generation. We also are seeking solutions for tomorrow’s energy needs, from opportunities to blend biofuels into clean products to co-founding forward-looking think tanks, such as the Fuels Institute. Phillips 66 is one of the few energy companies with a state-of-the-art Research Center. We employ scientists and engineers in Bartlesville, Oklahoma, to conduct research to enhance the safety and reliability of our operations and to develop future air, water and energy solutions.
In the fourth quarter of 2017, we published an updated Sustainability Report. The report, which can be found on the Company website under the “Sustainability” section, seeks to provide a comprehensive resource for interested parties to learn about our sustainability policies and programs, with links to a suite of Company information, including policies, positions, educational information, and other reports.
Highlights of results we have delivered and the positive impact we have had on our communities include:
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Our combined total recordable injury rate (TRR) for employees and contractors was 0.14 in 2017, an industry leading achievement and record for the Company.

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Environmental reportable events continued to decline, with a year-over-year decrease of 15%.

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Of our U.S refineries, 45% have earned the U.S. EPA ENERGY STAR® award for top quartile energy efficiency performance.

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For strong safety records and safety and health management programs, 28 of our sites have received Voluntary Protection Program certification from the Occupational Safety & Health Administration.

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Our headquarters building in Houston, Texas, obtained Leadership in Energy & Environmental Design (LEED) Platinum certification.

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We have invested an aggregate of over $6 billion in safety, environmental and sustaining capital projects since 2012.

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Since 2012, our employees have donated over 230,000 hours of their time volunteering in local communities.

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To establish and maintain dialogue between the Company, local communities and stakeholders, 90% of our refining operations have community advisory councils or panels.

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Our pipeline business provides comprehensive community awareness, education and outreach programs to ensure that everyone living or working near lines or facilities is aware of their existence, adopts safe digging practices, learns the signs of a potential pipeline leak and knows how to quickly respond if a problem is suspected.

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We published a human rights position, to document our principle of recognizing the dignity, and valuing the worth, of all human beings, as reflected in our core values of safety, honor and commitment.

OUR BOARD OF DIRECTORS
Our business and affairs are overseen by our Board of Directors in accordance with the general corporation law of the State of Delaware and our By-Laws. Members of the Board oversee the Company’s business by participating in Board and committee meetings, reviewing materials provided to them, and through discussions with the Chairman and CEO and with key members of management.

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CORPORATE GOVERNANCE AT PHILLIPS 66
How We Select our Director Nominees
The Board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of the Nominating and Governance Committee. The Nominating Committee considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our Board. The Nominating Committee identifies, considers and recommends director candidates to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. Generally, the Nominating Committee identifies candidates through the use of a search firm or the business and organizational contacts of directors and management.
When evaluating candidates, the Nominating Committee takes into consideration certain key qualifications and skills, as described below. Our Board also recognizes the value of diversity and considers how a candidate may contribute to the Board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience. The Nominating Committee also considers whether potential candidates will likely satisfy the independence standards for service on the Board and its committees.
For information on how shareholders may recommend candidates to the Nominating Committee or nominate their own candidates, see Shareholder Recommendation of Candidates and Nomination of Candidates below.
Skills and Qualifications We Seek in Directors
In evaluating potential candidates for nomination to the Board, as well as evaluating the Board’s overall composition, the Nominating Committee and the Board consider several factors. All directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders. Directors also are expected to devote sufficient time and effort to his or her duties as a director.
The Nominating Committee believes that the Board should reflect a range of talents, ages, skills, experiences, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the Company’s strategic and operational objectives. Although the Board does not have a separate policy on diversity, it desires to maintain a diverse membership and considers diversity when seeking nominees.
In addition to the fundamental skills and qualifications discussed above, the following are key skills and qualifications considered in evaluating director nominees and Board composition as a whole. The Board determined that a mix of these skills and qualifications provides the composition necessary to effectively oversee the Company’s execution of its strategy of delivering profitable growth, enhancing returns on capital and growing distributions to shareholders, underpinned by operational excellence and a high performing organization.
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CEO experience.   We seek directors with public company CEO experience. We believe individuals with CEO experience have valuable insights and a practical understanding of organizations, processes, strategy, risk and risk management and the methods to drive change and growth. Through service as top leaders at other organizations, directors with CEO experience bring valued perspectives on common issues affecting publicly traded companies such as Phillips 66.

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Financial reporting experience.   The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. As a result, we believe it is important that directors have finance and financial reporting experience. We seek to have multiple directors who qualify as audit committee financial experts. We also expect all of our directors to be financially knowledgeable.

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Industry experience.   We believe that experience as an executive, director or other leadership position in the energy industry is an important qualification for service on the Board. Individuals with specific industry experience bring pertinent background and knowledge to the Board, providing valuable perspective on issues specific to the Company’s business.

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Global experience.   We are a global company. As such, we seek directors that have global business or international experience. This experience enables them to provide valuable perspectives on our operations and oversee strategic initiatives.

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Environmental experience.   We seek directors who have experience within the environmental regulatory field. We implement policies and conduct operations to ensure that our actions today will provide the energy needed to drive economic growth and social well-being, while also securing a stable and healthy environment for tomorrow. Individuals with an understanding of environmental regulations provide insight to help guide the Company in its mission of providing energy and improving lives.

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CORPORATE GOVERNANCE AT PHILLIPS 66
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Risk management experience.   Our Board has oversight responsibility for the Company’s risk management. As a result, we seek individuals with experience managing risk to ensure that directors are capable of fulfilling their risk oversight responsibilities, bringing background and experience to their duties that increase their effectiveness.

The table below provides information on the directors’ qualifications, skills, characteristics and experience.
	MR. ADAMS	MR. FERGUSON	MR. GARLAND	MR. LOOMIS	MR. LOWE	MR. MCGRAW	MS. RAMOS	MR. TILTON	MS. TSCHINKEL	DR. WHITTINGTON
Experience (Skills and Qualifications)
Public Company CEO		✔	✔			✔	✔	✔
Financial Reporting	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Industry	✔	✔	✔		✔		✔	✔		✔
Global	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Environmental	✔	✔	✔	✔	✔		✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Demographic/Background
Independent	Yes	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Gender	Male	Male	Male	Male	Male	Male	Female	Male	Female	Female
Tenure (years)	1.4	5.9	5.9	5.9	5.9	5.9	1.4	5.9	5.9	5.8
Age (years)	67	63	60	69	59	69	61	69	70	70
The lack of a “✔” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the “✔” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.
Board Refreshment
The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills and experience.
The Board does not maintain term limits, but our Governance Guidelines include a mandatory retirement age of 75 for directors. As Phillips 66 is a relatively new company, the Board does not believe that term limits currently are necessary. Additionally, the Board believes that continuity of service can provide stability and valuable insight, based on experience and understanding of the Company. The average tenure of all of our directors is five years and the average age of all of our directors is 66 years.
The Board ensures refreshment and continued effectiveness through evaluation, nomination, and other policies, processes and practices. For example:
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The Nominating Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole.

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The Nominating Committee annually reviews each director’s continuation on the Board and makes recommendations to the full Board.

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The Company’s Corporate Governance Guidelines provide that directors whose principal outside responsibilities have changed from when they were elected to the Board should volunteer to resign to give the Board the opportunity to review the appropriateness of continued Board membership under the circumstances.

Additionally, each committee of the Board performs an annual self-assessment, and the Nominating Committee and Lead Director oversee an annual self-assessment of the full Board. The self-assessment includes an evaluation survey and individual discussions between the Lead Director and each other director. A summary of the results of each committee’s self-assessment is presented to the committee and discussed in executive session. The Lead Director presents a summary of the results of the Board evaluation to the Board in executive session. Any matters requiring further action are identified and action plans developed to address the matter.

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CORPORATE GOVERNANCE AT PHILLIPS 66
To further ensure continued Board effectiveness, the Nominating Committee periodically considers Board committee rotations. For example, in 2016, after a review of the Company’s corporate governance policies and leadership structure to ensure they meet the Company’s needs, the Board rotated committee chairs and committee membership. The rotations were made based on the recommendation by the Nominating Committee that the changes would help provide fresh perspectives and enhance the directors’ familiarity with different aspects of the Company’s business while maintaining subject matter expertise on all committees.
Shareholder Recommendation of Candidates and Nomination of Candidates
The Nominating Committee will consider director candidates recommended by shareholders. A shareholder wishing to recommend a candidate for nomination by the Nominating Committee should follow the same procedures referred to below for nominations to be made directly by a shareholder. In addition, the shareholder should provide such other information deemed relevant to the Nominating Committee’s evaluation. Candidates recommended by the Company’s shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, management, third-party search firms or other sources.
Our By-Laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with our By-Laws should follow the procedures described under SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.
Majority Voting
To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our By-Laws provide that if the number of shares voted “for” a nominee who is serving as a director (an incumbent) does not exceed 50% of the votes cast with respect to that director, he or she will tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of the shareholder vote, the Board is required to decide whether to accept the resignation and publicly disclose its decision-making process.
In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast.
Director Independence
Our Corporate Governance Guidelines contain director independence standards, which are consistent with the standards set forth in the NYSE listing standards. These standards assist the Board of Directors in determining the independence of the Company’s directors. The Board of Directors has affirmatively determined that each director, except Mr. Garland, meets our independence standards. Mr. Garland is not considered independent because he is an executive officer of the Company.
In making independence determinations, the Board specifically considered the fact that many of our directors are directors or otherwise affiliated with companies with which we conduct business. Some of our directors are employees of, or consultants to, companies that do business with Phillips 66 and its affiliates (as further described in RELATED PARTY TRANSACTIONS). Additionally, some of our directors may purchase retail products (such as gasoline, fuel additives or lubricants) from the Company. In all cases, it was determined that the nature of the business conducted and the interest of the director by virtue of such position were immaterial both to the Company and to the director.
Executive Sessions of Independent Directors
The independent directors hold regularly scheduled executive sessions of the Board and its committees without Company management present. These executive sessions are chaired by the Lead Director at Board meetings or by the Committee Chairs at Committee meetings.
BOARD LEADERSHIP STRUCTURE
Chairman and CEO Roles
Although the Board of Directors has the authority to separate the positions of Chairman and CEO if it deems appropriate, the Board believes it is in the best interest of the Company’s shareholders to combine them. Doing so enables one person to guide the Board in setting priorities for the Company and in addressing the risks and challenges the Company faces. The Board of

2018 PROXY STATEMENT   11

CORPORATE GOVERNANCE AT PHILLIPS 66
Directors believes that, while its non-employee directors bring a diversity of skills and perspectives to the Board, the Company’s CEO, by virtue of his day-to-day involvement in managing the Company, currently is best suited to serve as Chairman and perform this unified role.
The Board of Directors believes that no single organizational model is the most effective in all circumstances. As a consequence, the Board periodically considers whether the offices of Chairman and CEO should continue to be combined and who should serve in such capacities.
Independent Director Leadership
Glenn Tilton has served as our Lead Director since February 2016. In appointing a Lead Director, the Board of Directors considered it useful and appropriate to designate an independent director to serve in a lead capacity to coordinate the activities of the non-employee directors and to perform such other duties and responsibilities as the Board of Directors may determine. Specifically, those duties include:
•
advising the Chairman on an appropriate schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly without interfering with operations;

•
providing the Chairman with input on the preparation of the agenda for each Board meeting and assuring that there is sufficient time for discussion of all agenda items;

•
advising the Chairman on the quality, quantity and timeliness of the flow of information from management to the non-employee directors in order that they may perform their duties effectively and responsibly, including specifically requesting certain materials be provided to the Board;

•
recommending to the Chairman the retention of consultants who report directly to the Board of Directors;

•
interviewing all board candidates and making nomination recommendations to the Nominating Committee and the Board of Directors;

•
assisting the Board of Directors and Company officers in assuring compliance with and implementation of the Corporate Governance Guidelines;

•
ensuring that he or she, or another appropriate director, is available for engagement with shareholders when warranted;

•
having the authority to call meetings of the non-employee directors, as well as to develop the agenda for and moderate any such meetings and executive sessions of the non-employee directors;

•
acting as principal liaison between the non-employee directors and the Chairman on sensitive issues;

•
participating with the Human Resources and Compensation Committee in the periodic discussion of CEO performance;

•
ensuring the Board of Directors conducts an annual self-assessment and meeting with the CEO to discuss the results of the annual self-assessment; and,

•
working with the Nominating Committee to recommend the membership of the various Board committees, as well as selection of the committee chairs.

The Board of Directors believes that its current structure and processes encourage its non-employee directors to be actively involved in guiding its work. The chairs of the Board’s committees review their respective agendas and committee materials in advance of each meeting, communicating directly with other directors and members of management as each deems appropriate. Moreover, each director is free to suggest agenda items and to raise matters at Board and committee meetings that are not on the agenda.

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CORPORATE GOVERNANCE AT PHILLIPS 66
BOARD MEETINGS, COMMITTEES, AND MEMBERSHIP
The Board of Directors met six times in 2017. Each director attended at least 75 percent of the meetings of the Board and committees on which they served.
Recognizing that director attendance at the Company’s Annual Meeting can provide the Company’s shareholders with an opportunity to communicate with the directors about issues affecting the Company, the Company actively encourages directors to attend the Annual Meeting of Shareholders. All of our directors attended the 2017 Annual Meeting of Shareholders.
BOARD COMMITTEE MEMBERSHIP
The membership of the Board committees is set forth below.
	MR. ADAMS	MR. FERGUSON	MR. GARLAND	MR. LOOMIS	MR. LOWE	MR. MCGRAW	MS. RAMOS	MR. TILTON	MS. TSCHINKEL	DR. WHITTINGTON
Audit and Finance		Chair		X	X		X		X
Executive		X	Chair	X	X			X		X
Human Resources and Compensation	X					X		X		Chair
Nominating and Governance		X		Chair			X			X
Public Policy	X	X		X	Chair	X	X	X	X	X
The charters for our Audit Committee, Executive Committee, Compensation Committee, Nominating Committee, and Public Policy Committee can be found in the “Investors” section on the Phillips 66 website under the “Corporate Governance” caption. Shareholders may also request printed copies of these charters by following the instructions located under AVAILABLE INFORMATION.

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CORPORATE GOVERNANCE AT PHILLIPS 66
Committees of the Board
Audit and Finance Met 11 times in 2017 Current Members: J. Brian Ferguson (Chair) William R. Loomis, Jr. John E. Lowe Denise L. Ramos Victoria J. Tschinkel
Primary Responsibilities:
Discusses, with management, the independent auditors and the internal auditors, the integrity of the Company’s accounting policies, internal controls, financial statements, and financial reporting practices, and select financial matters, covering the Company’s capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.
Reviews significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.
Monitors the qualifications, independence and performance of our independent auditors and internal auditors.
Monitors our compliance with legal and regulatory requirements and corporate governance guidelines, including our Code of Business Ethics and Conduct.
Maintains open and direct lines of communication with the Board and our management, internal auditors and independent auditors.
Financial Expertise, Financial Literacy and Independence:
The Board has determined that Messrs. Ferguson, Loomis, Lowe and Ms. Ramos satisfy the SEC’s criteria for “audit committee financial experts.” Additionally, the Board has determined that each of the members of the Audit and Finance Committee are independent pursuant to SEC and NYSE requirements and are financially literate within the meaning of the NYSE listing standards.

Executive Did not meet in 2017 Current Members: Greg C. Garland (Chair) J. Brian Ferguson William R. Loomis, Jr. John E. Lowe Glenn F. Tilton Marna C. Whittington
Primary Responsibilities:
Exercises the authority of the full Board between Board meetings on all matters other than (1) those expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws and (3) those that cannot be delegated to a committee under applicable statute or our Certificate of Incorporation or By-Laws.

Human Resources and Compensation Met 6 times in 2017 Current Members: Marna C. Whittington (Chair) Gary K. Adams Harold W. McGraw III Glenn F. Tilton
Primary Responsibilities:
Oversees our executive compensation policies, plans, programs and practices.
Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees.
Reviews at least annually the performance (together with the Lead Director) and sets the compensation of the CEO.
Additional information about the Compensation Committee can be found in the COMPENSATION DISCUSSION AND ANALYSIS.
Independence:
Each member of the Compensation Committee is independent under the Company’s Corporate Governance Guidelines and the NYSE listing standards for directors and compensation committee members.

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CORPORATE GOVERNANCE AT PHILLIPS 66
Nominating and Governance Met 3 times in 2017 Current Members: William R. Loomis, Jr. (Chair) J. Brian Ferguson Denise L. Ramos Marna C. Whittington
Primary Responsibilities:
Selects and recommends director candidates to the Board to be submitted for election at annual meetings and to fill any vacancies on the Board.
Recommends committee assignments to the Board.
Reviews and recommends to the Board compensation and benefits policies for our non-employee directors.
Reviews and recommends to the Board appropriate corporate governance policies and procedures for our Company.
Conducts an annual assessment of the qualifications and performance of the Board.
Reviews and reports to the Board annually on succession planning for the CEO.
Independence:
Each member of the Nominating and Governance Committee is independent under the Company’s Corporate Governance Guidelines and the NYSE listing standards for directors.

Public Policy
Met 4 times in 2017
Current Members:
John E. Lowe (Chair)
Gary K. Adams
J. Brian Ferguson
William R. Loomis, Jr.
Harold W. McGraw III
Denise L. Ramos
Glenn F. Tilton
Victoria J. Tschinkel
Marna C. Whittington

Primary Responsibilities:
Advises the Board on current and emerging domestic and international public policy issues.
Assists the Board with the development, review and approval of policies and budgets for charitable and political contributions and activity.
Advises the Board on compliance with policies, programs and practices regarding social risks and health, safety and environmental protection.
Independence:
Each member of the Public Policy Committee is independent under the Company’s Corporate Governance Guidelines and the NYSE listing standards for directors.

BOARD’S ROLE IN RISK OVERSIGHT
The Company’s management is responsible for the day-to-day conduct of our businesses and operations, including management of risks the Company faces. To fulfill this responsibility, our management has established an enterprise risk management (ERM) program designed to identify and facilitate management of the significant and diverse risks facing the Company and the approaches to addressing risks.
The Board of Directors has broad oversight responsibility over the Company’s ERM program and receives management updates on its development and implementation. In this oversight role, the Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision making throughout the organization.
The Board of Directors exercises its oversight responsibility for risk assessment and risk management directly and through its committees. However, the full Board maintains responsibility for oversight of strategic risks. Setting the strategic course of the Company and providing oversight of strategic risks involves a high level of constructive engagement between management and the Board. The Board regularly discusses the strategic priorities of the Company and the risks to the Company’s successful execution of its strategy, including global economic and other significant trends, as well as changes in the energy industry and regulatory initiatives.
The Board of Directors receives regular updates from its committees on individual areas of risk falling within each committee’s area of oversight and expertise, as outlined below.

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CORPORATE GOVERNANCE AT PHILLIPS 66
Committee Risk Oversight Responsibilities
Audit and Finance Committee
The Audit Committee has primary responsibility for overseeing the Company’s ERM program and has been delegated responsibility to facilitate coordination among the Board’s committees with respect to the Company’s risk management programs.
The Audit Committee is responsible for the integrity of the Company’s financial statements; the independent auditors’ qualifications and independence; the performance of the Company’s internal audit function; and its system of internal controls. The Audit Committee also reviews and receives briefings concerning information security (including cybersecurity), compliance with laws and regulatory requirements, and major financial exposures.
Human Resources and Compensation Committee
The Compensation Committee oversees the Company’s compensation programs and the Company’s talent management program. The Compensation Committee evaluates whether our programs and practices create excessive risks and determines whether any changes to those programs and practices are warranted. The Compensation Committee also ensures that our compensation programs align with long-term interests of shareholders and are effective in retaining top talent. Finally, the Compensation Committee ensures the development of a diverse talent pool with respect to CEO and senior management succession planning.
Nominating and Governance Committee
The Nominating and Governance Committee reviews policies and practices in the area of corporate governance and is responsible for overseeing Board composition and director qualifications through the nomination process. Additionally, the Committee is responsible for CEO succession planning.
Public Policy Committee
The Public Policy Committee assists the Board in identifying, evaluating and reviewing social, political and environmental trends and related risks. It also reviews management’s proposed actions to anticipate and adjust to such trends and manage risks to achieve the Company’s long-term business goals. The Public Policy Committee reviews and makes recommendations to the full Board on the Company’s policies, programs and practices relating to health, safety and environmental protection, government relations and political contributions, and corporate responsibility.
RELATED PARTY TRANSACTIONS
Our Code of Business Ethics and Conduct requires that all directors and executive officers promptly report any transactions or relationships that reasonably could be expected to constitute a related party transaction. The transaction or relationship is reviewed by the Company’s management and the appropriate committee of the Board to ensure that it does not constitute a conflict of interest and is appropriately disclosed.
Additionally, the Nominating Committee conducts an annual review of related party transactions between each director and the Company and its subsidiaries in making recommendations to the Board regarding the continued independence of each director. In 2017, there were no related party transactions in which the Company or a subsidiary was a participant and in which any director, executive officer, or any of their immediate family members had a direct or indirect material interest.
The Nominating Committee also considered relationships that, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and an organization with which a director is affiliated, either directly or as a partner, shareholder or officer. Included in its review were ordinary course of business transactions with companies employing a director, such as ordinary course of business transactions with ITT Inc., of which Ms. Ramos serves as CEO and President. The Nominating Committee determined that there were no transactions impairing the independence of any member of the Board.
On February 13, 2018, we entered into a Stock Purchase and Sale Agreement with Berkshire Hathaway Inc., a more than 5% shareholder, and one of its wholly-owned subsidiaries to repurchase 35 million shares of our common stock for an aggregate purchase price of approximately $3.3 billion. The purchase price for the shares was based on the volume weighted average price of our common stock on the NYSE on the date of the agreement, which closed on February 14, 2018.

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CORPORATE GOVERNANCE AT PHILLIPS 66
COMMUNICATIONS WITH THE BOARD
To support shareholder engagement, the Company maintains a process for shareholders and interested parties to communicate with non-employee directors. Shareholders and interested parties may communicate with the non-employee directors by contacting our Corporate Secretary, Paula A. Johnson, as provided below:

Mailing Address:	Corporate Secretary Phillips 66 P.O. Box 421959 Houston, TX 77242-1959
Phone Number:	(281) 293-6600
Internet:	“Investors” section of the Company’s website (www.phillips66.com) under the “Corporate Governance” caption
Relevant communications are distributed to the Board of Directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items unrelated to its duties and responsibilities not be distributed, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is considered hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any non-employee director upon request.

2018 PROXY STATEMENT   17

PROPOSAL 1:
Election of Directors

Our By-Laws provide that the directors are divided into three classes, which are to be as nearly equal in size as possible, with one class being elected each year. The Board of Directors has set the current number of directors at ten, with two classes of three directors each and one class of four directors. Any director vacancies created between annual shareholder meetings (such as by a current director’s death, resignation or removal for cause or an increase in the number of directors) may be filled by a majority vote of the remaining directors then in office. Any director appointed in this manner would hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which he or she has been appointed expires. If a vacancy resulted from an action of our shareholders, only our shareholders would be entitled to elect a successor.
We expect each nominee will be able to serve if elected. If, however, a nominee is unable to serve and the Board of Directors does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute nominated by the Board of Directors.
The names, principal occupations and certain other information about each nominee for director, as well as key experiences, qualifications, attributes and skills that led the Nominating Committee to conclude that each nominee is currently qualified to serve as a director, are set forth on the following pages.
For information on the compensation of our non-employee directors, please see NON-EMPLOYEE DIRECTOR COMPENSATION.
Nominees for Directors to be Elected at the 2018 Annual Meeting for a Three-Year Term Ending at the 2021 Annual Meeting
Each nominee requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING DIRECTOR NOMINEES.
J. Brian Ferguson Age 63 Director since April 2012
Mr. Ferguson retired as Chairman of Eastman Chemical Company in 2010 and as CEO of Eastman in 2009. He became the Chairman and CEO of Eastman in 2002. He served on the board of NextEra Energy, Inc. from 2005 to 2013 and currently serves on the board of Owens Corning.
Director Qualifications:   Mr. Ferguson has over 30 years of leadership experience in international business, industrial operations, strategic planning and capital raising strategies.

Harold W. McGraw III Age 69 Director since April 2012
Mr. McGraw is Chairman Emeritus of S&P Global Inc. (previously McGraw Hill Financial), having served as Chairman of the Board from 1999 until 2015, as President and Chief Executive Officer from 1998 to 2013 and as President and Chief Operating Officer starting in 1993. Mr. McGraw has been the Honorary Chairman of the International Chamber of Commerce since 2016, after serving as Chairman since 2013. He currently serves on the board of United Technologies Corporation.
Director Qualifications:   Mr. McGraw’s experience leading a large, global public company with a significant role in the financial reporting industry provides him with valuable global financial, corporate governance and operational expertise.

18   2018 PROXY STATEMENT

PROPOSAL 1:  Election of Directors
Victoria J. Tschinkel Age 70 Director since April 2012
Ms. Tschinkel currently serves as the Vice Chairman of 1000 Friends of Florida and previously was its Chairwoman. In addition, Ms. Tschinkel is a director of the National Fish and Wildlife Foundation, serving on the Gulf Benefits Committee. She served as State Director of the Florida Nature Conservancy from 2003 to 2006, was senior environmental consultant to Landers & Parsons, a Tallahassee, Florida law firm, from 1987 to 2002, and was the Secretary of the Florida Department of Environmental Regulation from 1981 to 1987.
Director Qualifications:   Ms. Tschinkel’s extensive environmental regulatory experience makes her well qualified to serve as a member of the Board. In addition, her relationships and experience working within the environmental community position her to advise the Board on the impact of our operations in sensitive areas.

The following directors will continue in office until the end of their respective terms. Included below is a listing of each continuing director’s name, age, tenure and qualifications:
Directors Whose Terms Expire at the 2019 Annual Meeting
Greg C. Garland Age 60 Director since April 2012
Mr. Garland serves as Chairman and CEO of Phillips 66. He was appointed Senior Vice President, Exploration and Production-Americas for ConocoPhillips in 2010. He was previously President and CEO of Chevron Phillips Chemical Company LLC (CPChem) from 2008 to 2010, having served as Senior Vice President, Planning and Specialty Products, CPChem, from 2000 to 2008. Mr. Garland serves on the boards of Amgen Inc. and Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP.
Director Qualifications:   Mr. Garland’s more than 35-year career with Phillips Petroleum Company, CPChem and ConocoPhillips, and as CEO of Phillips 66, makes him well qualified to serve both as a director and as Chairman of the Board. Mr. Garland’s extensive experience in the energy industry makes his service as a director invaluable to the Company. In addition to his other skills and qualifications, Mr. Garland’s role as both Chairman and CEO of Phillips 66 serves as a vital link between the Board of Directors and management, allowing the Board to perform its oversight role with the benefit of management’s perspective on business and strategy.

Gary K. Adams Age 67 Director since October 2016
Mr. Adams is the former chief advisor of chemicals for IHSMarkit. He started his chemical industry career with Union Carbide. After 15 years serving in a number of positions at Union Carbide, Mr. Adams joined Chemical Market Associates Inc. (CMAI). He served as President, CEO and Chairman of the Board of CMAI from 1997 until its acquisition by IHS in 2011. Mr. Adams is a director of Trecora Resources and previously served on the boards of Westlake Chemical Partners LP from 2014 to 2016 and Phillips 66 Partners LP from 2013 to 2016.
Director Qualifications:   Mr. Adams has a lengthy tenure and extensive experience in the energy industry, including leadership experience with operating responsibilities and in-depth knowledge of the chemicals market.

2018 PROXY STATEMENT   19

PROPOSAL 1:  Election of Directors
Directors Whose Terms Expire at the 2019 Annual Meeting
John E. Lowe Age 59 Director since April 2012
Mr. Lowe served as assistant to the CEO of ConocoPhillips, a position he held from 2008 until 2012. He previously held a series of executive positions with ConocoPhillips, including Executive Vice President, Exploration and Production, from 2007 to 2008, and Executive Vice President, Commercial, from 2006 to 2007. Mr. Lowe is a Senior Executive Advisor to Tudor, Pickering, Holt & Co. He served on the board of Agrium Inc. from 2010 to 2015 and currently serves on the boards of TransCanada Corporation and Apache Corporation, where he is Non-Executive Chairman.
Director Qualifications:   Mr. Lowe has relevant industry financial expertise in addition to his extensive experience in and knowledge of the energy industry.

Denise L. Ramos Age 61 Director since October 2016
Ms. Ramos has served as the Chief Executive Officer, President and a director of ITT Inc. (formerly ITT Corporation) since 2011. She previously served as Senior Vice President and Chief Financial Officer of ITT. Prior to joining ITT, Ms. Ramos served as Chief Financial Officer for Furniture Brands International from 2005 to 2007. From 2000 to 2005, Ms. Ramos served as Senior Vice President and Corporate Treasurer at Yum! Brands, Inc. and Chief Financial Officer for the U.S. division of KFC Corporation. Ms. Ramos began her career in 1979 at Atlantic Richfield Company (ARCO), where she spent more than 20 years serving in a number of finance positions including Corporate General Auditor and Assistant Treasurer.
Ms. Ramos served on the board of Praxair, Inc. from 2014 to 2016. She serves on the board of trustees for the Manufacturers Alliance for Productivity and Innovation, and is a member of the Business Council.
Director Qualifications:   Ms. Ramos has more than two decades of experience in the oil and gas industry and possesses significant retail and customer-centric experience. In addition to her financial expertise, she has extensive operational and manufacturing experience with industrial companies.

20   2018 PROXY STATEMENT

PROPOSAL 1:  Election of Directors
Directors Whose Terms Expire at the 2020 Annual Meeting
William R. Loomis, Jr. Age 69 Director since April 2012
Mr. Loomis has been an independent financial advisor since 2009. He was a general partner and Managing Director of Lazard Freres & Co. from 1984 to 2002, the CEO of Lazard LLC from 2000 to 2001 and a Limited Managing Director of Lazard LLC from 2002 to 2004. Mr. Loomis served as a director of L Brands Inc. from 2005 to 2016.
Director Qualifications:   Mr. Loomis has extensive executive experience and financial expertise, as well as substantial history as a senior strategic advisor to complex businesses and multiple executives.

Glenn F. Tilton Age 69 Director since April 2012
Mr. Tilton served as Chairman of the Midwest of JPMorgan Chase & Co. from 2011 to 2014. From 2002 to 2010, he served as Chairman, President and CEO of UAL Corporation, a holding company, and United Air Lines, Inc., an air transportation company and wholly-owned subsidiary of UAL Corporation. Mr. Tilton previously spent more than 30 years in increasingly senior roles with Texaco Inc., including Chairman and CEO in 2001. He served as Non-Executive Chairman of the Board of United Continental Holdings Inc. from 2010 to 2013 and currently serves on the boards of Abbott Laboratories and AbbVie Inc. (as lead director).
Director Qualifications:   Mr. Tilton has strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as 30 years of experience in the energy industry and expertise in finance and capital markets matters.

Marna C. Whittington Age 70 Director since May 2012
Dr. Whittington was CEO of Allianz Global Investors Capital, a diversified global investment firm, from 2002 until her retirement in 2012. She was Chief Operating Officer of Allianz Global Investors, the parent company of Allianz Global Investors Capital, from 2001 to 2011. Prior to that, she was Managing Director and Chief Operating Officer of Morgan Stanley Asset Management. Dr. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and CFO of the University of Pennsylvania, from 1984 to 1992. Earlier, she served as Budget Director and, subsequently, Secretary of Finance for the State of Delaware. Dr. Whittington served on the board of Rohm & Haas Company from 1989 to 2009 and currently serves on the boards of Macy’s, Inc. and Oaktree Capital Group, LLC.
Director Qualifications:   Dr. Whittington has extensive knowledge of and substantial experience in financial, investment, and banking matters, and has served on compensation committees. She also provides valuable insight from her previous experience serving on the board of a chemicals company and as a statewide cabinet officer.

2018 PROXY STATEMENT   21

PROPOSAL 2:
Ratification of the Appointment of Ernst & Young LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2018. Ernst & Young has acted as the Company’s independent registered public accounting firm continuously since 2011.
The Audit Committee annually considers the independence of the Company’s independent auditors prior to the firm’s engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. The Audit Committee and its Chairman are directly involved in the selection of Ernst & Young’s lead engagement partner.
The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. We are asking you to vote on a proposal to ratify the appointment of Ernst & Young.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.
The submission of this matter for approval by shareholders is not legally required, but the Board and the Audit Committee believe it provides an opportunity for shareholders to vote on an important aspect of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Services Provided by the Independent Registered Public Accounting Firm
Audit services of Ernst & Young for fiscal year 2017 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company’s internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described below. In connection with the audit of the 2017 consolidated financial statements, we entered into an engagement agreement with Ernst & Young that set forth the terms by which Ernst & Young performed audit services for us.
The Audit Committee is responsible for negotiating the audit fee associated with its retention of Ernst & Young. Ernst & Young’s fees for professional services totaled $12.8 million for 2017 and $14.5 million for 2016, which consisted of the following:
Fees (in millions)	2017	2016
Audit Fees(1)	$11.8	$13.5
Audit-Related Fees(2)	0.6	0.6
Tax Fees(3)	0.2	0.2
All Other Fees	0.2	0.2
Total	$12.8	$14.5
(1)
Fees for audit services related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations. Includes audit fees of Phillips 66 Partners LP of  $1.7 million and $3.3 million for 2017 and 2016, respectively, which were approved by the Audit Committee of the General Partner of Phillips 66 Partners LP.

(2)
Fees for audit-related services related to audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations.

(3)
Fees for tax services related to tax compliance services and tax planning and advisory services.

The Audit Committee has considered whether the non-audit services provided to Phillips 66 by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.
The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that Ernst & Young may provide to the Company. All of the fees in the table above were approved in accordance with this policy. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Ernst & Young’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements

22   2018 PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT
for all permitted services. Under the policy, the Audit Committee must pre-approve all services to be provided by Ernst & Young. The Audit Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire Audit Committee at its next scheduled meeting.
One or more representatives of Ernst & Young are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.
AUDIT AND FINANCE COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its responsibility to provide independent, objective oversight of the financial reporting functions and internal control systems of Phillips 66. The Audit Committee currently consists of five non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise. The Board has further determined that each of J. Brian Ferguson, William R. Loomis, Jr., John E. Lowe, and Denise L. Ramos is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board of Directors, which is available in the “Investors” section of the Company’s website under the caption “Corporate Governance.” One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2017.
Review with Management.   The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Phillips 66 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, included therein.
Discussions with Independent Registered Public Accounting Firm.   The Audit Committee has discussed with Ernst & Young LLP, independent registered public accounting firm for Phillips 66, the matters required to be discussed by Auditing Standard (AS) No. 1301 as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Phillips 66.
Recommendation to the Phillips 66 Board of Directors.   Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Phillips 66 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
AUDIT AND FINANCE COMMITTEE
J. Brian Ferguson, Chairman
William R. Loomis, Jr.
John E. Lowe
Denise L. Ramos
Victoria J. Tschinkel

2018 PROXY STATEMENT   23

PROPOSAL 3:
Advisory Approval of Executive Compensation

Shareholders are being asked to vote on the following advisory (non-binding) resolution:
RESOLVED, that the shareholders approve the compensation of Phillips 66’s Named Executive Officers (NEOs) as described in this proxy statement in the COMPENSATION DISCUSSION AND ANALYSIS section and in the EXECUTIVE COMPENSATION TABLES (together with the accompanying narrative disclosures).
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.
As required by the U.S. federal securities laws, Phillips 66 is providing shareholders with the opportunity to vote on an advisory resolution, commonly known as “Say-on-Pay,” considering approval of the compensation of its NEOs.
The Compensation Committee, which is responsible for the compensation of our CEO and Senior Officers (as defined in ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE), has overseen the development of compensation programs designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The COMPENSATION DISCUSSION AND ANALYSIS and the EXECUTIVE COMPENSATION TABLES, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.
The Board of Directors believes that the Phillips 66 executive compensation programs align the interests of our executives with those of our shareholders. Our compensation programs are guided by the philosophy that the Company’s ability to provide sustainable value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay represents a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value, and have benefited the Company and its shareholders.
Because your vote is advisory, it will not be binding upon the Board of Directors. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when evaluating future executive compensation arrangements. However, votes for or against our compensation programs will not necessarily inform the Compensation Committee and the Board about which elements of those programs shareholders approve or disapprove. For this reason, the Board encourages shareholders to engage with us to allow the Compensation Committee to understand shareholders’ views and consider that feedback when making decisions.

24   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis details our executive compensation programs for 2017 and provides the decisions that the Compensation Committee made regarding 2017 compensation supported by our performance.
2017 COMPANY PERFORMANCE SUMMARY
Our 2017 performance results and strategic highlights are presented below. Some of these results are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), for which more information is available in Appendix A.
0.14	Our combined TRR was the lowest in our Company history and our Process Safety Event (PSE) rate of 0.03 was industry leading; however, our performance was diminished by a serious incident.
97.6%	During the largest turnaround year in our Company’s history, our assets were available to run 3.5% more than our target goal.
#1	For the second year in a row we had the lowest number of Reportable Environmental Events in our Company’s history.

Six refineries were recognized in 2017 as 2016 American Fuel & Petrochemical Manufacturers Safety Award winners, with one receiving the Distinguished Safety Award—our industry’s highest level of safety recognition.

33%	CPChem recently completed its U.S. Gulf Coast Petrochemicals project consisting of a world-scale ethane cracker and two polyethylene units. The project increases CPChem’s global ethylene and polyethylene capacity by approximately 33%.
$2.4 billion	We completed a $2.4 billion dropdown of Refining and Midstream assets into Phillips 66 Partners LP (PSXP).
In Refining, we aim to be an efficient, low-cost, and reliable operator. We invest in smaller, high-return, quick payout projects to enhance margins. During 2017, we increased heavy crude processing capability at the Billings Refinery and completed a diesel recovery project at the Ponca City Refinery.
$6.3 billion
Our Adjusted Controllable Costs were 2% below budget, while absorbing company growth. We have successfully executed the construction of major projects and maintained our disciplined approach to capital allocation.

11%	We increased our quarterly dividend by 11%, our seventh increase in 5 years.
21%
Our diversified structure allows us to invest where profitable across multiple streams of business, delivering a 2017 TSR of 21%. Our cumulative TSR since our Company inception in May 2012 through the end of 2017 was 257%—outperforming both our peer group and the broader market.

$3.0 billion
In 2017, we delivered $3 billion to shareholders through dividends and share repurchases. Since our inception in 2012, we have distributed $16.4 billion to shareholders, through dividends, share repurchases and share exchanges.

25%	Approximately 25% of our global workforce resided in locations impacted by Hurricane Harvey, yet almost all assets were operating by mid-September. We provided employees with $4.3 million in financial assistance through emergency cash and interest free loans, and donated an additional $4 million to charitable relief efforts.
73,000
Last year, our employees volunteered 73,000 hours to organizations in their local communities. Additionally, Phillips 66 provided $28 million in financial support to organizations promoting education, environmental sustainability, and community safety and preparedness.

✔
Internally we focused on achievement of our corporate priorities centered around promoting a culture of inclusion and diversity, building leadership capabilities, and maximizing the performance of our people.

2018 PROXY STATEMENT   25

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PROGRAM SUMMARY
We operate in a volatile industry; however, our diversified portfolio enables us to be resilient through industry cycles. Through our disciplined capital allocation model, we increase our enterprise value by strategically investing capital in our higher-valued businesses while returning a significant portion of capital to shareholders through dividends and share repurchases.
Since our inception in 2012, we have operated with clear overriding objectives—enable our high-performing workforce to execute our corporate strategy efficiently and effectively, while remaining vigilant and focused on safety and operating excellence, in order to deliver profitable growth, optimize returns, and grow secure and competitive dividends.
Based on the positive result of our 2017 say-on-pay vote, we believe our shareholders approve of our executive compensation program and recognize its link to our business strategy. Although the Compensation Committee continuously evaluates our compensation program in light of evolving best practices to ensure alignment with shareholder interests, no changes were made to our executive compensation program in 2017 as a result of the say-on-pay vote.
Our 2017 NEOs were:
Name	Title
Greg Garland	Chairman and CEO
Robert Herman	Executive Vice President, Refining
Paula Johnson	Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary
Kevin Mitchell	Executive Vice President, Finance and CFO
Tim Taylor	President
Philosophy and Overriding Principles
Our Compensation Philosophy remains unchanged and supports our vision of providing energy and improving lives.
•
Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective.

•
Ensure executive compensation allows us to attract, retain, motivate, and reward high-performing executive talent, as well as support succession planning. We target reasonable and competitive compensation, aligned with market median levels.

•
Differentiate based on performance relative to targets/peers and market conditions. Executives have a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation.

•
Emphasize Phillips 66 stock ownership by requiring stock ownership levels for our executives.

•
Limit executive perquisites to items that serve a reasonable business purpose and are common in our peer group.

•
Engage with shareholders on corporate governance topics, including executive compensation.

Additionally, we provide executives the same group benefit programs as we provide other employees, on substantially the same terms.

26   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Programs
The following table summarizes the principal elements of executive compensation and the performance drivers of each element.
KEY ELEMENTS OF PAY	DELIVERED VIA	TARGET AMOUNT	PERFORMANCE DRIVERS (AND WEIGHTINGS)
Base Salary	Cash	Benchmarked to compensation peer group median; adjusted for experience, responsibility, performance and potential	Annual fixed cash compensation to attract and retain NEOs
Annual Incentive	Variable Cash Incentive Program (VCIP)	100% of Annual Performance-Based Compensation Target	Adjusted EBITDA (40%) Operating Excellence (35%) Adjusted Controllable Costs (15%) High-Performing Organization (10%) Individual Modifier (+/- 50% of target)
Long-Term Incentives (LTI)	Performance Share Program (PSP) (3-year performance period)	50% of LTI Target	Absolute ROCE (25%) Relative ROCE (25%) Relative TSR (50%)
	Stock Option Program(1)	25% of LTI Target	Long-term stock price appreciation
	Restricted Stock Unit (RSU) Program	25% of LTI Target	Long-term stock price appreciation
(1)
The Compensation Committee believes that stock options are inherently performance-based, as options have no initial value and grantees only realize benefits if the value of our stock increases above the option price following the date of grant. This practice is intended to ensure that the interests of our NEOs are aligned with those of our shareholders.

Compensation Mix Puts Significant Pay at Risk
Consistent with our philosophy that executive compensation should be linked to Company performance and directly aligned with shareholder value creation, a significant portion of NEO compensation is at risk and based on performance metrics tied to our corporate strategy. “At risk” means there is no guarantee that the target value of the awards will be realized. Based on its evaluation of performance, the Compensation Committee has authority to reduce, and even award nothing for, the performance-based payouts and individual performance adjustments under each of the VCIP and PSP. Stock options can expire with zero value if the price of our common stock does not appreciate above the grant date price over the 10-year term of the options. RSUs may lose value depending on stock price performance. Therefore, for NEOs to earn and sustain competitive compensation, the Company must meet its strategic objectives, perform well relative to peers, and deliver market-competitive returns to shareholders.
CEO target compensation mix is 89 percent at risk and 71 percent performance-based. The target mix for the other NEOs is 82 percent at risk and 65 percent performance-based. Further, LTI awards make up 72 percent of the CEO and 65 percent of other NEOs target compensation mix. For both the CEO and other NEOs, target mix percentages are commensurate with their levels of responsibility. Further detail on all of these programs is provided in EXECUTIVE COMPENSATION PROGRAM DETAILS.

2018 PROXY STATEMENT   27

COMPENSATION DISCUSSION AND ANALYSIS
The target mix of the compensation program elements for the CEO and other NEOs is shown below. The charts outline the relative size, in percentage terms, of each element of targeted compensation.
Aligned with Best Practices
The following best practices are reflected in our executive compensation programs:
WE DO...
✔ Target the majority of NEO compensation to be performance based
✔ Link NEO compensation to shareholder value creation by having a significant portion of compensation at risk
✔ Apply multiple performance metrics aligned with our corporate strategy to measure our performance
✔ Cap maximum payouts under our VCIP and equity programs
✔ Employ a “double trigger” for severance benefits and equity awards under our Key Employee Change in Control Severance Plan (CICSP)
✔ Include absolute and relative metrics in our LTI programs
✔ Maintain stock ownership guidelines for executives—Chief Executive Officer (CEO) 6x base salary; other NEOs 3-5x base salary
✔ Balance, monitor and manage compensation risk through regular assessments and robust clawback provisions
✔ Have extended vesting periods on stock awards, with a minimum one-year vesting period required for stock and stock option awards
✔ Intend to qualify compensation payments for deductibility under Section 162(m)
✔ Maintain a fully independent Compensation Committee
✔ Retain an independent compensation consultant
✔ Hold a Say-on-Pay vote annually
WE DO NOT...
✗ Provide excise tax gross-ups to our NEOs under our CICSP
✗ Reprice stock options without shareholder approval
✗ Price stock options below grant date fair market value
✗ Allow share recycling for stock options
✗ Have evergreen provisions in our active equity plans
✗ Allow hedging or pledging of Phillips 66 stock, or trading of Phillips 66 stock outside of approved windows

28   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
WE DO NOT...
✗ Pay dividends during the performance period on PSP targets
✗ Allow transfer of equity awards (except in the case of death)
✗ Provide separate supplemental executive retirement benefits for individual NEOs
✗ Maintain individual change-in-control agreements
✗ Have an employment agreement with the CEO
✗ Have excessive perquisites
EXECUTIVE COMPENSATION PROGRAM DETAILS
The following provides a more detailed look at our executive compensation programs.
Base Salary
Base salary is designed to provide a competitive and fixed rate of pay recognizing employees’ different levels of responsibility and performance. As the majority of our NEO compensation is performance-based and tied to long-term programs, base salary represents a less significant component of total compensation. In setting each NEO’s base salary, the Compensation Committee considers factors including, but not limited to, the responsibility level for the position held, market data from the compensation peer group for comparable roles, experience and expertise, individual performance and business results.
Below is a summary of the annualized base salary for each NEO for 2017. Because these amounts reflect each NEO’s annualized salary as of the dates indicated, this information may vary from the information provided in the SUMMARY COMPENSATION TABLE, which reflects actual base salary earnings in 2017, including the effect of salary changes during the year.
Name	Salary as of 1/1/2017 ($)	Salary as of 3/1/2017 ($)	Salary as of 12/31/2017 ($)
Greg Garland	1,625,016	1,675,008	1,675,008
Robert Herman	670,008	693,480	693,480
Paula Johnson	704,568	749,664	749,664
Kevin Mitchell	692,136	712,920	712,920
Tim Taylor	1,080,768	1,124,016	1,124,016
All NEOs received base salary increases effective March 1, 2017, as part of the annual merit cycle for all employees. These merit increases in base salary realigned each applicable NEO’s base salary with the respective compensation peer group levels and reflected each NEO’s achievement of established performance requirements corresponding to his or her role. The Compensation Committee determined these adjustments were appropriate to maintain our competitiveness in the market.
Variable Cash Incentive Program
The VCIP, which is our annual incentive program, is designed to provide variability and differentiation based on corporate and individual performance. Through our metrics, we designed our VCIP program to align annual awards with shareholder interests and execution of our corporate strategy. We do not tie NEO VCIP awards to the performance of any individual business unit. We believe this structure serves the best interests of shareholders as it promotes collaboration across the organization.
Eligible earnings are multiplied by a percentage that is based on each NEO’s salary grade level to derive the NEO’s target award. At the end of the performance period, the Compensation Committee reviews the Company’s performance to determine the Corporate Payout Percentage. This percentage is based on a mix of operational and financial metrics, the details and weighting of which are described below. The Compensation Committee can award a Corporate Payout Percentage of zero up to the maximum of 200 percent.

2018 PROXY STATEMENT   29

COMPENSATION DISCUSSION AND ANALYSIS
The target award is multiplied by the Corporate Payout Percentage, after which the Compensation Committee takes into account the individual accomplishments of each NEO when determining applicable Individual Performance Adjustments. Individual Performance Adjustments can range from +/–50 percent of the target award. Adjustments are based on measurable performance of the individual NEO that drives shareholder value.
For 2017, the Compensation Committee used the following metrics, which are aligned with our corporate strategy, to evaluate corporate performance under the VCIP. This mix of financial and operational metrics was designed to ensure a balanced view of Company performance.
Adjusted EBITDA
We believe Adjusted EBITDA is useful in evaluating our annual core operating performance and how we determine enterprise value. Our threshold represents the Adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments. To ensure we continue to deliver on our growth strategy, the target and maximum for Adjusted EBITDA represent returns that are 1.5 percent and 3.0 percent above our Weighted Average Cost of Capital (WACC), respectively.
Based on actual Company performance, the Compensation Committee determined that a payout of 86 percent of target was earned for this metric. Overall performance was 13 percent below target due primarily to market volatility, which was partially offset by exceptional operating excellence. Adjusted EBITDA, as used for VCIP, is a non-GAAP financial measure. See Appendix A for additional information.
Operating Excellence
Operating excellence, including personal and process safety, environmental stewardship and asset availability, is critical to meeting our corporate strategy of growth, returns and distributions. We measure ourselves against others in our industry for safety metrics, target sustained performance in environmental stewardship, and effectively manage unplanned downtime.

30   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
For metrics for which comparative data was available, like TRR, Lost Workday Case Rate (LWCR), and PSE Rate, we benchmarked ourselves against companies with the strongest safety records in our industry. Generally, these companies fall within the top 2 quartiles of all companies reported. We then established our threshold, target, and maximum goals based on the 25th, 50th, and 75th percentiles of this group of companies.
For metrics for which comparative data was not available, like asset availability and environmental events, we established our threshold, target, and maximum goals based on our own historical performance, with a goal of continuous improvement. For asset availability, we incorporate all of the lines of our business, and then weight them by EBITDA.
In 2017, we met or exceeded our maximum stretch goal in all five areas measured for Operating Excellence. However, at the recommendation of the CEO, the Compensation Committee approved a 20% reduction in the payout for combined TRR and PSE Rate to acknowledge a serious incident that resulted in a fatality in February 2017.
The Compensation Committee reviewed each of the following metrics when determining an overall Operating Excellence payout of 192 percent.
•
Combined TRR and LWCR:   Our performance in LWCR was top quartile compared to our industry group, earning 200 percent of target. While 200 percent of target was also earned for combined TRR, the Compensation Committee reduced the payout by 20 percent as noted above, resulting in a 180 percent payout.

•
PSE Rate:   Our PSE Rate in 2017 was top quartile performance. While 200 percent of target was earned for PSE, the Compensation Committee reduced the payout by 20 percent as noted above, resulting in a 180 percent payout.

•
Environmental Events:   The Compensation Committee considered that in the industries in which we operate there is increasingly stringent regulation and scrutiny on environmental performance. We not only beat our stretch goal, but also were 15 percent improved versus the prior year, setting record performance in our Company history. As a result, 200 percent of target was earned related to this metric.

•
Asset Availability:   The Compensation Committee confirmed that our availability of 97.6 percent across all of our lines of business resulted in a payout of 200 percent of target.

	Payout Levels Based on Performance				2017 Results	Payout %
	0%	50%	100%	200%
Combined TRR	> 0.38	0.38	0.30	0.24	0.14	180%
Combined LWCR	> 0.08	0.08	0.06	0.04	0.04	200%
Process Safety Rate	> 0.09	0.09	0.08	0.05	0.03	180%
Environmental Events	> 163	163	142	123	103	200%
Asset Availability	< 92.4%	92.4%	94.1%	95.8%	97.6%	200%
Combined Operating Excellence	192%
Adjusted Controllable Costs
Adjusted Controllable Costs focuses on operating excellence and our ability to deliver differentiated returns to shareholders. Our targets for threshold, target, and maximum goals are based on our budget for the current year. For threshold performance, Adjusted Controllable Costs could not exceed budget by more than 3 percent, target performance was based on achieving budget, and maximum performance required being at least 3 percent under budget.

2018 PROXY STATEMENT   31

COMPENSATION DISCUSSION AND ANALYSIS
In 2017, we were 2 percent improved versus our budget, resulting in a payout of 173 percent. Our lower costs relative to budget were related to environmental insurance recoveries, ongoing equipment efficiencies, and lower staff costs. Adjusted Controllable Costs is a non-GAAP financial measure. See Appendix A for additional information.
High-Performing Organization
We believe maintaining and enhancing a high-performing organization is critical to our success. Our employees promote our culture and are integral to achieving our strategic goals and maximizing long-term shareholder value. We measure our performance relative to the following:
•
Foundational metrics aimed at assessing the engagement of our workforce and inclusion and diversity health of our organization. These metrics include:

•
overall quality and diversity of new hires;

•
employee and leadership development through rotational moves;

•
leadership development through effective succession management; and,

•
overall retention of the right talent.

•
Achievement of corporate priorities centered around promoting our culture, building capabilities, and maximizing the performance of our people.

•
Response and adaptation to changing market conditions. Our headquarters, Sweeny Refinery, six terminals, and several pipelines—staffed by over 25 percent of our global workforce—were impacted by Hurricane Harvey in August 2017. Almost all assets were functioning at normal capacity by mid-September, with no environmental events or safety incidents. We donated $4 million in charitable relief efforts and were named one of the “Most Philanthropic Companies in Houston” for 2017, demonstrating our commitment to improving lives and being a good corporate partner in the communities in which we operate. We also provided $4.3 million to our impacted employees in emergency cash and interest fee loans.

We strive for continuous improvement of our high-performing organization, as we believe it is our employees that differentiate us in the market place. Based on our performance, the Compensation Committee determined that 120 percent of target was earned for High-Performing Organization.

32   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Total Corporate Payout
The formulaic result of our individual metrics was a Total Corporate Payout of 140 percent, as summarized in the following table.
Metric	Payout Percentage	Weight	Corporate Amount
Adjusted EBITDA	86%	40%	35%
Operating Excellence	192%	35%	67%
Adjusted Controllable Costs	173%	15%	26%
High-Performing Organization	120%	10%	12%
Total Corporate Payout	140%
Individual Performance Highlights
The Compensation Committee has the authority to adjust our NEOs’ individual VCIP payouts by +/–50 percent of the formula-based target payout. The Compensation Committee may apply an individual performance adjustment to reflect project-based accomplishments that drove or detracted from shareholder value or for market-based considerations to more closely align the payout with shareholder returns. This flexibility allows us to reflect our unique business strategy and portfolio of assets as well as differentiate individual executive performance. The Compensation Committee made adjustments to individual VCIP payouts for NEOs based on their responsibility for the success of projects and initiatives that lead to the successful execution of our strategy.
	GROWTH INITIATIVES					IMPROVING RETURNS				DISTRIBUTIONS
	Beaumont Expansion	Pipeline Investments	CP Chem Capacity	DCP Restructure and Expansion	PSXP Transactions	High Return Refining Projects	Commercial Rebranding	Sustainability Initiatives	Control Costs	Share Repurchases & Dividend Growth
Greg Garland	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Robert Herman	✔	✔	✔		✔	✔		✔	✔
Paula Johnson	✔	✔	✔	✔	✔			✔	✔
Kevin Mitchell	✔	✔	✔	✔	✔			✔	✔	✔
Tim Taylor	✔	✔	✔	✔	✔		✔	✔	✔
The Compensation Committee approved total payouts for each of our NEOs as shown in the table below.
	2017 Eligible Earnings ($)	Target VCIP Percentage (%)	Corporate Payout Percentage (%)	Individual Performance Adjustment (%)	Total Payout ($)
Greg Garland	1,666,676	160%	140%	—%	3,733,354
Robert Herman	689,568	85%	140%	—%	820,586
Paula Johnson	742,148	90%	140%	15%	1,035,296
Kevin Mitchell	709,456	85%	140%	15%	934,708
Tim Taylor	1,116,808	110%	140%	15%	1,904,158
Long-Term Incentive Programs
Our programs deliver 50 percent of long-term target value in the form of Performance Share Units (PSUs), 25 percent in the form of stock options and 25 percent in the form of RSUs.
We believe this mix of awards is aligned with our compensation philosophy, reflects the cyclical nature of our business, promotes retention of our high-performing talent, supports succession planning and is consistent with market practice.

2018 PROXY STATEMENT   33

COMPENSATION DISCUSSION AND ANALYSIS
Performance Share Program
Each PSP has a three-year performance period, and therefore three PSPs are in progress at any time. By delivering 50 percent of LTI through the PSP, a significant portion of NEO compensation is tied to Company and individual performance.
Target Shares at Beginning of Performance Period.   The Compensation Committee uses the Compensation Peer Group to benchmark LTI and establish base salary multiples for similar roles at peer organizations. The number of target shares is determined by dividing the multiple by the average of the stock’s fair market value for the 20 days prior to the start of the performance period, less anticipated dividends during the performance period.
The Compensation Committee assesses the individual performance of each NEO, and based on that assessment may adjust an award by up to +/–30 percent of the target amount at grant. The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO. The Compensation Committee believes in applying performance adjustments to the number of target shares at the beginning of the performance period, rather than the end, so that performance-adjusted compensation is subject to company performance and market volatility throughout the performance period, aligning executive compensation with shareholder interests.
•
Target shares may be adjusted during the performance period for significant changes in responsibility that occur during the performance period.

•
NEOs hired after the start of the performance period may receive prorated target shares in ongoing PSP cycles, at the discretion of the Compensation Committee, so that their interests are immediately aligned with the Company long-term goals and shareholder interests.

Performance Metrics.   The performance metrics used for all three current PSP programs are 50 percent ROCE, equally weighted between absolute and relative, and 50 percent relative TSR.
The Compensation Committee considers ROCE an important measure of Company growth and overall performance. The Compensation Committee evaluates our results relative to our Performance Peer Group as well as absolute targets based on our WACC.
•
The absolute ROCE threshold is a return percentage equivalent to the Adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments during the 3-year performance period.

•
The absolute ROCE target delivers 1.5 percent above our WACC over the performance period.

•
The absolute ROCE maximum delivers 3.0 percent above WACC over the performance period.

The Compensation Committee also recognizes that relative TSR is the most common standard for relative comparisons to peers. Our performance is evaluated as compared to our Performance Peer Group and the S&P 100 Index.

34   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
For our current PSP programs, this translates into the following goals:
Metric	Weight	Performance Share Program 2015-2017
		Threshold(1)	Target(2)	Maximum(3)
Absolute ROCE	25%	3.8% average of 2015 (4.3%), 2016 (4.4%), and 2017 (2.8%) delivers sustaining capital and shareholder dividend commitments over 3-year period	10.4% average of 2015 (10.4%), 2016 (10.8%), and 2017 (9.9%) delivers WACC +1.5% over 3-year period	11.9% average of 2015 (11.9%), 2016 (12.3%), and 2017 (11.4%) delivers WACC +3.0% over 3-year period
Relative ROCE	25%	above 10th percentile of Performance Peers	median of Performance Peers	above 90th percentile of Performance Peers
Relative TSR	50%	above 10th percentile of Performance Peers	median of Performance Peers	above 90th percentile of Performance Peers
(1)
Threshold for PSP 2016-2018 will be an average of 2016 (4.4%), 2017 (2.8%), and the ROCE necessary to deliver sustaining capital and dividend commitments in 2018. This number will not be known until after 2018 year-end. Threshold for PSP 2017-2019 will be an average of 2017 (2.8%), and the ROCE necessary to deliver sustaining capital and dividend commitments in 2018 and 2019. The 2019 number will not be known until after 2019 year-end.

(2)
Target for PSP 2016-2018 will be an average of 2016 (10.8%), 2017 (9.9%), and the ROCE necessary to deliver WACC plus 1.5% in 2018. This number will not be known until after 2018 year-end. Target for PSP 2017-2019 will be an average of 2017 (9.9%), and the ROCE necessary to deliver WACC plus 1.5% in 2018 and 2019. The 2019 number will not be known until after 2019 year-end.

(3)
Maximum for PSP 2016-2018 will be an average of 2016 (12.3%), 2017 (11.4%), and the ROCE necessary to deliver WACC plus 3.0% in 2018. This number will not be known until after 2018 year-end. Maximum for PSP 2017-2019 will be an average of 2017 (11.4%), and the ROCE necessary to deliver WACC plus 3.0% in 2018 and 2019. The 2019 number will not be known until after 2019 year-end.

Settlement.   Awards under all of the current PSP programs are denominated in shares, but are intended to be paid in cash at the end of their respective performance periods. Performance can range from 0-200 percent of target.
Active PSP Programs.   The programs in effect during 2017 were the PSP 2015-2017, PSP 2016-2018, and PSP 2017-2019.
After the close of the PSP 2015-2017, the Compensation Committee considered the following results when approving the payout of 120 percent.
•
Absolute ROCE:   Our PSP Absolute ROCE for the three-year performance period was 10.1 percent, or 0.3 percentage points below target, resulting in a payout of 97 percent of target for PSP Absolute ROCE, also weighted at 25 percent. Absolute ROCE, as used in our PSP program, is a non-GAAP financial measure. See Appendix A for additional information.

•
Relative ROCE:   Our relative performance for the three-year performance period was 7th out of 16 peer companies, resulting in a payout of 117 percent for PSP Relative ROCE, which was weighted at 25 percent.

2018 PROXY STATEMENT   35

COMPENSATION DISCUSSION AND ANALYSIS
•
Relative TSR:   Our TSR for the three-year performance period was 55.1 percent, 7th out of 17 peers (including the S&P 100 Index) on a relative basis, resulting in a payout of 129 percent of target for Relative TSR, which was weighted at 50 percent.

Accordingly, the Compensation Committee approved payouts for all of our NEOs for PSP 2015-2017. The payment was made in February 2018 and is described further in the footnotes of the SUMMARY COMPENSATION TABLE.
Stock Option Program
In 2017, 25 percent of the LTI target value was delivered to executives in the form of stock options. These awards are inherently performance-based, as the stock price must increase before the executive can realize any gain. We believe stock options drive behaviors and actions that enhance long-term shareholder value.
Stock options are typically granted in February each year. The number of options awarded is calculated based on the Black-Scholes-Merton model. The exercise price of stock options is set at 100 percent of the fair market value of our common stock on the date of grant. Stock options granted to our NEOs in February 2017 vest ratably over a three-year period and have a ten-year term. Stock options do not have voting rights and are not entitled to receive dividends.
Restricted Stock Units
In 2017, 25 percent of the LTI target value was delivered to executives in the form of RSUs. The Compensation Committee believes maintaining RSUs in our LTI program complements the overall compensation mix for our executives by:
•
driving the right behaviors and actions consistent with creating shareholder value;

•
providing diversification of compensation in recognition of the cyclical nature of our industry;

•
resulting in actual share ownership aligned with our stock ownership guidelines; and

•
supporting executive retention.

RSUs are typically granted in February each year. The number of units is determined based on the fair market value of the Company’s stock on the date of grant. RSUs awarded to our NEOs in February 2017 cliff vest at the end of the three-year holding period and will be delivered to the NEOs in the form of Company stock. These RSUs do not carry voting rights but do earn dividend equivalents during the vesting period. The Compensation Committee assesses the individual performance of each NEO, and based on that assessment may adjust an award by up to +/–30 percent of the target amount at grant. The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO.

36   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2017 LTI Compensation
The Compensation Committee approved the following LTI for the NEOs for 2017. The Compensation Committee considered the individual performance of each NEO as outlined above when determining the target values. These values do not reflect prospective promotional adjustments to PSP targets and may not match the accounting values presented in the GRANTS OF PLAN-BASED AWARDS table.
NAME	PSP 2017-2019(1) ($)	STOCK OPTIONS(2) ($)	RSUs(3) ($)	TOTAL TARGET ($)
Greg Garland	5,898,808	2,949,404	2,949,404	11,797,616
Robert Herman	1,142,364	519,256	571,182	2,232,802
Paula Johnson	1,278,791	581,269	639,395	2,499,455
Kevin Mitchell	1,072,811	536,405	536,405	2,145,621
Tim Taylor	2,593,843	1,080,768	1,296,922	4,971,533
(1)
PSP 2017-2019 targets include individual adjustments for Mr. Herman (+10 percent), Ms. Johnson (+10 percent), and Mr. Taylor (+20 percent).

(2)
The Compensation Committee did not approve any individual adjustments to stock option targets.

(3)
RSU targets include individual adjustments for Mr. Herman (+10 percent), Ms. Johnson (+10 percent), and Mr. Taylor (+20 percent).

Peer Group Comparisons
We utilize a compensation peer group and a performance peer group. The Compensation Committee reviews these peer groups annually and adjusts as necessary. We find it necessary to have two differentiated peer groups because we are unique in our size and diversification of assets. Therefore, at the beginning of the year, we benchmark against large companies, as measured by asset value and market capitalization, to set target compensation using the compensation peer group. At the end of the year, in our closing Performance Share Program we assess our relative performance against peers in the industries in which we operate using the performance peer group. While our unique portfolio of assets provides an advantage to investors, it does necessitate using two peer groups to appropriately align compensation and assess performance.
Compensation Peer Group
Relative analysis.   We use the compensation peer group to evaluate and determine compensation levels for our NEOs, including base salary adjustments and targets for our annual bonus and LTI programs.
Criteria for selection.   Our compensation peer group is comprised of companies that have similar jobs and job scope as our NEOs. The compensation peer group primarily consists of large companies with significant capital investments and complex international operations.
Our compensation peer group includes companies that are comparable to Phillips 66 based on three primary criteria—assets, market capitalization, and business operations. Revenue is a secondary criteria due to the nature of our operations. The Compensation Committee believes utilizing each of these criteria is necessary in order to fully reflect the complex nature of our business and determine the optimal group of companies with which to compare Phillips 66.

2018 PROXY STATEMENT   37

COMPENSATION DISCUSSION AND ANALYSIS
Companies included.   The table below shows the companies in our 2017 compensation peer group. At the time the compensation peer group was determined, we were, in comparison to this group, in the 59th percentile in assets, 47th percentile in market value, and 91st percentile in revenue.
2017 Compensation Peer Group
3M Company (MMM)	E. I. du Pont de Nemours and Company (DD)	Lockheed Martin Corporation (LMT)
Archer-Daniels-Midland Company (ADM)	Ford Motor Company (F)	LyondellBasell Industries N.V. (LYB)
The Boeing Company (BA)	General Dynamics Corporation (GD)	Marathon Petroleum Corporation (MPC)
Caterpillar Inc. (CAT)	General Motors Company (GM)	Tesoro Corporation (TSO)
Chevron Corporation (CVX)	Halliburton Company (HAL)	United Technologies Corporation (UTX)
Deere and Company (DE)	Honeywell International Inc. (HON)	Valero Energy Corporation (VLO)
The Dow Chemical Company (DOW)	Johnson Controls, Inc. (JCI)
Changes for 2018.   As part of its annual review of peer group composition, the Compensation Committee determined to make the following changes, beginning in 2018:
•
including Andeavor (ANDV), the successor to the combination of Tesoro Corporation and Western Refining Inc., and DowDuPont Inc. (DWDP), reflecting the merger of The Dow Chemical Company and E. I. du Pont de Nemours and Company;

•
adding Anadarko Petroleum Corporation (APC), ConocoPhillips (COP), Enterprise Products Partners L.P. (EPD), ExxonMobil Corporation (XOM), and Schlumberger Limited (SLB); and

•
removing 3M Company, The Boeing Company, Caterpillar Inc., Deere and Company, General Dynamics Corporation, Johnson Controls Inc., Lockheed Martin Corporation, and United Technologies Corporation.

The table below shows the compensation peer group that will be used beginning in 2018. At the time of the review and approval of the changes to the compensation peer group, we were, in comparison to the new group, in the 46th percentile in assets, 39th percentile in market value, and 75th percentile in revenue.
2018 Compensation Peer Group
Anadarko Petroleum Corporation (APC)	Enterprise Products Partners L.P. (EPD)	Honeywell International Inc. (HON)
Andeavor (ANDV)	Exxon Mobil Corporation (XOM)	LyondellBasell Industries N.V. (LYB)
Archer-Daniels-Midland Company (ADM)	Ford Motor Company (F)	Marathon Petroleum Corporation (MPC)
Chevron Corporation (CVX)	General Motors Company (GM)	Schlumberger Limited (SLB)
ConocoPhillips (COP)	Halliburton Company (HAL)	Valero Energy Corporation (VLO)
DowDuPont Inc. (DWDP)
Performance Peer Group
Relative analysis.   The performance peer group is used to evaluate relative business results in our Performance Share Program. This includes both relative TSR and relative ROCE. We also evaluate our relative TSR performance against the S&P 100 Index, which the Compensation Committee believes is an appropriate comparison for performance purposes because the index reflects the companies with which we compete for capital in the broader market.
Criteria for selection.   Phillips 66 is uniquely positioned in the energy industry, with a large refining and marketing base, a growing midstream NGL business and significant petrochemical exposure. To reflect our unique portfolio of assets, we include companies operating in each of our three major businesses. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons.

38   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Companies included.   The table below shows the performance peer group that was established for evaluating both relative TSR and relative ROCE for the three year performance period ending December 31, 2017.
Refining and Marketing	Midstream	Chemicals
Delek US Holdings, Inc. (DK)	Energy Transfer Equity, L.P. (ETE)	Celanese Corporation (CE)
HollyFrontier Corporation (HFC)	Enterprise Products Partners L.P. (EPD)	The Dow Chemical Company (DOW)
Marathon Petroleum Corporation (MPC)	ONEOK, Inc. (OKE)	Eastman Chemical Company (EMN)
PBF Energy Inc. (PBF)	Targa Resources Corp. (TRGP)	Huntsman Corporation (HUN)
Tesoro Corporation (TSO)		Westlake Chemical Corporation (WLK)
Valero Energy Corporation (VLO)
Western Refining Inc. (WNR)
Following the conclusion of the performance period, the following mergers and acquisitions were reflected when evaluating relative performance:
•
In June 2017, Tesoro Corporation acquired Western Refining Inc. and the combined company changed its name to Andeavor (ANDV). Each Tesoro and Western Refining were in our performance peer group; after the acquisition we included the combined company.

•
In September 2017, The Dow Chemical Company and E. I. du Pont de Nemours and Company completed their merger, forming DowDuPont (DWDP). The Dow Chemical Company was previously in our performance peer group; following the merger we continued to include the combined company.

Changes for 2018.   The Compensation Committee approved the following changes to the performance peer group for performance periods beginning in 2018. These changes reflect the Committee’s desire to have the peers reflect the weighting of our different business segments to our consolidated results and include companies of similar size and scale. They also reflect the impact of merger and acquisition activity. Changes to the performance peer group for performance periods beginning in 2018 include:
•
recognizing Andeavor (ANDV) as the successor to Tesoro Corporation and Western Refining Inc.;

•
replacing DowDuPont (DWDP) with LyondellBasell Industries N.V. (LYB); and

•
removing Energy Transfer Equity L.P.

OTHER BENEFITS AND PERQUISITES
Below is a summary of other compensation elements available to our NEOs in addition to the base salary, VCIP, and LTI described previously:
Broad-Based Employee Benefit Programs
NEOs participate in the same basic benefits package available to our other U.S. salaried employees. This package includes qualified pension; 401(k) plan; medical, dental, vision, life, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses; and our matching gift program.
Additional Executive Perquisites
In line with our compensation philosophy to provide compensation and benefits aligned with market practice, we provide our NEOs financial planning and executive health benefits. These benefits were imputed to the executives and included in All Other Compensation in the SUMMARY COMPENSATION TABLE. We did not provide a gross-up for these benefits.
Comprehensive Security Program
The Board has adopted a comprehensive security program to address the increased security risks for certain senior executives. Mr. Garland and Mr. Taylor were the only NEOs in 2017 designated by the Board as requiring increased security under this program. The program allows for certain additional security measures in specific situations when the senior executive is traveling

2018 PROXY STATEMENT   39

COMPENSATION DISCUSSION AND ANALYSIS
by car or airplane. An additional security review of the NEOs’ personal residences is also included. Any additional costs to the Company for these activities are reported as All Other Compensation and included in the SUMMARY COMPENSATION TABLE.
Executive Retirement Plans
We maintain the following supplemental retirement plans for our NEOs.
•
Voluntary Deferred Compensation Plan—This plan (the Phillips 66 Key Employee Deferred Compensation Plan, which we refer to as the KEDCP) provides tax-efficient retirement savings by allowing executives to voluntarily defer both the receipt and taxation of a portion of their base salary and annual bonus until a specified date or when they leave the Company. Further information on the KEDCP is provided in the NONQUALIFIED DEFERRED COMPENSATION table.

•
Defined Contribution Restoration Plan—This plan (the Phillips 66 Defined Contribution Make-Up Plan, which we refer to as the DCMP) restores benefits capped under our qualified defined contribution plan due to IRC limits. Further information on the DCMP is provided in the NONQUALIFIED DEFERRED COMPENSATION table.

•
Defined Benefit Restoration Plan—This plan (the Phillips 66 Key Employee Supplemental Retirement Plan, which we refer to as the KESRP) restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. Further information on the KESRP is provided in the PENSION BENEFITS AS OF DECEMBER 31, 2017 table.

Executive Life Insurance
We provide life insurance policies to all U.S.-based employees with a face value approximately equal to their annual base salary. For our NEOs, the face value of this coverage is approximately two times their annual base salary.
Executive Severance and Change in Control Plans
We do not maintain individual severance or change in control (CIC) agreements with our executives. However, we maintain the Phillips 66 Executive Severance Plan (ESP) and the Phillips 66 CICSP to accomplish several specific objectives, including:
•
ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability;

•
providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive’s job loss; and

•
competing effectively in attracting and retaining executives in an industry that features frequent acquisitions and divestitures.

Executives may not participate in both plans as a result of the same severance event. Among other benefits, the ESP provides a payment equal to one and one-half or two times the executive’s base salary, depending on salary grade level, and the executive’s current target annual bonus if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two or three times the sum of the executive’s base salary and the greater of his or her target bonus or average of the last two bonus payments, depending on salary grade level. The executive must be involuntarily terminated without cause in connection with a change in control or terminate employment for good reason within two years after the change in control to be eligible for CICSP payment. We believe this “double trigger” requirement is in the best interest of shareholders and is considered a best practice.
Details of potential payments under these plans are outlined in the POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL section. These plans do not provide any excise tax gross-up protections.
Personal Use of Company Aircraft
The primary purpose of our corporate aircraft is to facilitate Company business. In the course of conducting Company business, executives may occasionally invite a family member or other personal guest to travel with them to attend a meeting or function. When such travel is deemed taxable to the executive, we provide further payments to reimburse the costs of the inclusion of this item in his or her taxable income.

40   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION GOVERNANCE
Clawback Provisions
Short- and long-term compensation, deferred compensation and nonqualified retirement benefits received by any executive are subject to clawback provisions if financial or other data is materially misstated due to negligence or misconduct on the part of the executive, as determined by the Compensation and Audit Committees.
Stock Ownership
The Compensation Committee believes requiring executives to retain shares of Phillips 66 common stock helps align executive performance with shareholder value creation and mitigates compensation risk. Our stock ownership guidelines require executives to own Phillips 66 common stock, valued as a multiple of the executive’s base salary, within five years from the date the executive becomes subject to the guidelines, as shown below:
EXECUTIVE LEVEL	SALARY MULTIPLE
Chairman and CEO	6
President	5
Executive Vice President	3-5
Shares of Phillips 66 common stock owned and RSUs are included when determining whether an executive has met the required ownership levels. Compliance with the stock ownership guidelines is reviewed annually. All NEOs currently comply with these stock ownership guidelines or are on track to comply within the applicable five-year period.
Tax Considerations—Internal Revenue Code Section 162(m)
The deductibility of compensation under IRC Section 162(m) is one of the factors the Compensation Committee considers when making executive compensation decisions. Although the Compensation Committee generally has attempted to structure elements of executive compensation to meet the requirements for deductibility, it has retained the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
In December 2017, the exemption from IRC Section 162(m)’s deduction limitation for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017. Under the legislation repealing Section 162(m), compensation paid to certain executive officers, including the NEOs, in excess of  $1 million will no longer be deductible unless it qualifies for certain transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) after the legislative change, no assurance can be given that any compensation originally intended to satisfy the requirements for exemption from Section 162(m) will, in fact, be fully deductible.
Trading Policies
Our insider trading policy prohibits all employees and directors from trading Company stock while in possession of material, non-publicly disclosed information. This policy requires executives and directors, as well as employees with regular access to insider information, to follow specific pre-clearance procedures before entering into transactions in our stock. Our policy prohibits hedging transactions related to our stock or pledging our stock, including any stock the executive or director may hold in excess of his or her stock ownership guideline requirements.
Independent Compensation Consultant
The primary role of the independent executive compensation consultant retained by the Compensation Committee is to advise the Compensation Committee on:
•
our compensation programs and processes relative to external corporate governance standards;

2018 PROXY STATEMENT   41

COMPENSATION DISCUSSION AND ANALYSIS
•
the appropriateness of our executive compensation programs in comparison to those of our peers; and,

•
the effectiveness of the compensation programs in accomplishing the objectives set by the Compensation Committee with respect to executives.

In 2017, the Compensation Committee retained Mercer as its independent executive compensation consultant. The Compensation Committee evaluated whether Mercer’s work raised any conflict of interest and determined that no such conflict existed. During 2017, fees paid to Mercer in its role as the independent compensation consultant for the Compensation Committee totaled $172,955. In addition, the Company paid fees to Mercer totaling $1,034,452 during 2017 for all other services performed for the Company. These services can be broken down as 13 percent related to administration of pension liabilities in international locations that have been sold, 29 percent related to administration of ongoing international benefit plans, 14 percent related to Human Resources consulting engagements, and 44 percent related to surety bonds.
Compensation Risk Assessment
The Compensation Committee oversees management’s risk assessment of all elements of our compensation programs, policies and practices for all employees. Management has concluded that our compensation programs, policies and practices are not reasonably likely to have a material adverse effect on the Company. Relevant provisions of our programs include, but are not limited to:
•
VCIP and LTI metrics are aligned with our corporate strategy to ensure continued focus on actions that drive shareholder value.

•
VCIP and LTI compensation targets increase with each pay grade, emphasizing shareholder value creation over time.

•
Maximum payouts under VCIP and PSP programs are appropriately limited to balance risk-taking with long-term strategic goals.

•
Maintaining a level of discretion in the performance-based programs, which enables the Compensation Committee to award zero payouts to executives who perform poorly or when warranted by company performance.

•
Clawback provisions that allow for reduction in awards for executives who expose the Company to undue risk.

•
LTI design that provides incentives for executive retention and Company and individual performance.

•
Stock ownership guidelines that align executive interests with those of shareholders.

The Compensation Committee considers senior management succession planning a core part of the Company’s risk management program. At least annually, the Compensation Committee reviews with the CEO succession planning for senior leadership positions (other than the CEO position itself, for which succession planning is reviewed by the Nominating Committee), and the timing and development required to ensure continuity of leadership over the short- and long-terms, to manage risk in this area.
ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
Authority and Responsibilities
The Compensation Committee is responsible for providing independent, objective oversight of our executive compensation programs and determining the compensation for our CEO and anyone who meets our definition of a Senior Officer. Currently, our internal guidelines define a Senior Officer as an officer of the Company who reports directly to the CEO or any other officer of the Company who is either a Senior Vice President or above or a reporting officer under Section 16(b) of the Exchange Act. As of December 31, 2017, we had 11 Senior Officers. The compensation tables that follow provide information about our CEO and certain of our Senior Officers. In addition, the Compensation Committee acts as plan administrator of the compensation programs and benefit plans for our CEO and Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and benefits.

42   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee oversees the Company’s executive compensation philosophy, policies, plans and programs for our CEO and Senior Officers to ensure:
•
alignment of our executive compensation programs with the long-term economic interests of shareholders;

•
competitiveness of compensation within the markets in which Phillips 66 competes for talent;

•
retention of top talent; and,

•
development of a diverse talent pool with respect to CEO and Senior Officer succession planning.

One of the Compensation Committee’s responsibilities is to assist the Board in its oversight of the integrity of the Company’s COMPENSATION DISCUSSION AND ANALYSIS. The HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT summarizes certain Compensation Committee activities concerning compensation earned during 2017 by our NEOs.
A complete listing of the authority and responsibilities of the Compensation Committee is set forth in its written charter adopted by the Board of Directors, which is available in the “Investors” section of our website under the caption “Corporate Governance.”
Members
The Compensation Committee consists of four members who meet all requirements for “non-employee,” “independent” and “outside” director status under the Exchange Act, NYSE listing standards, and the IRC, respectively. The members of the Compensation Committee and the member to be designated as Chair, like the members and Chairs of all the Board committees, are reviewed annually by the Nominating Committee, which recommends committee appointments to the full Board. The Board of Directors has final approval of the committee structure of the Board.
Meetings
The Compensation Committee holds regularly scheduled meetings in association with regular Board meetings and meets by teleconference between such meetings as necessary to discharge its duties. The Compensation Committee reserves time at each regularly scheduled meeting to review matters in executive session without management present except as specifically requested by the Compensation Committee. In 2017, the Compensation Committee had five regularly scheduled meetings and one additional telephonic meeting. More information regarding the Compensation Committee’s activities at such meetings can be found in the COMPENSATION DISCUSSION AND ANALYSIS.
Continuous Improvement
The Compensation Committee is committed to a process of continuous improvement in exercising its responsibilities. To that end, the Compensation Committee:
•
receives ongoing training regarding best practices for executive compensation;

•
aided by the Company’s management, the Compensation Committee’s independent compensation consultant, and, when deemed appropriate, independent legal counsel, regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance;

•
annually reviews its charter and proposes any desired changes to the Board of Directors;

•
annually conducts a self-assessment of its performance that evaluates the effectiveness of the Compensation Committee’s actions and seeks ideas to improve its processes and oversight;

•
regularly reviews and assesses whether the Company’s executive compensation programs are having the desired effects without encouraging an inappropriate level of risk; and

•
regularly reviews all its activities, including its self-assessment and a compensation risk assessment, with the full Board of Directors.

2018 PROXY STATEMENT   43

COMPENSATION DISCUSSION AND ANALYSIS
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
Review with Management.   The Compensation Committee has reviewed and discussed with management the COMPENSATION DISCUSSION AND ANALYSIS presented in this proxy statement.
Discussions with Independent Executive Compensation Consultant.   The Compensation Committee has discussed with Mercer, an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the Compensation Committee for 2017. Mercer was retained directly by the Compensation Committee, independent of the management of the Company. The Compensation Committee has received written disclosure from Mercer confirming the consultant’s independence, has discussed with Mercer its independence from Phillips 66, and believes Mercer to be independent of management.
Recommendation to the Phillips 66 Board of Directors.   Based on its review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the COMPENSATION DISCUSSION AND ANALYSIS be included in the Phillips 66 proxy statement on Schedule 14A and the Phillips 66 Annual Report on Form 10-K for the year ended December 31, 2017.
HUMAN RESOURCES AND COMPENSATION COMMITTEE
Dr. Marna C. Whittington, Chairperson
Gary K. Adams
Harold W. McGraw III
Glenn F. Tilton

44   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
The following tables and accompanying narrative disclosures provide information concerning total compensation earned by our CEO and other NEOs as of December 31, 2017 for services to Phillips 66 or any of our subsidiaries during 2017, 2016 and 2015.
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation for our NEOs for fiscal years 2017, 2016 and 2015.
NAME AND POSITION	YEAR	SALARY(1) ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(6) ($)	ALL OTHER COMPENSATION(7) ($)	TOTAL ($)
Greg Garland Chairman and CEO	2017	1,666,676	—	8,785,668	2,951,040	3,733,354	6,270,030	244,128	23,650,896
	2016	1,616,816	—	8,677,840	2,861,166	3,751,013	7,897,187	251,272	25,055,294
	2015	1,549,164	—	8,290,120	2,763,828	4,585,525	5,531,249	211,253	22,931,139
Robert Herman Executive Vice President, Refining	2017	689,568	—	1,701,495	520,672	820,586	208,340	1,572,730	5,513,391
	2016	661,608	—	1,621,773	486,432	815,432	223,973	646,450	4,455,668
	2015	—	—	—	—	—	—	—	—
Paula Johnson Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary	2017	742,148	—	1,904,666	581,728	1,035,296	1,125,884	82,714	5,472,436
	2016	698,976	—	1,847,570	553,992	912,164	939,432	90,168	5,042,302
	2015	640,512	—	1,802,647	472,884	1,019,055	592,646	71,233	4,598,977
Kevin Mitchell Executive Vice President, Finance and CFO	2017	709,456	—	1,597,830	537,632	934,708	124,156	93,540	3,997,322
	2016	688,448	—	1,732,942	520,212	760,735	100,918	67,857	3,871,112
	2015	—	—	—	—	—	—	—	—
Tim Taylor President	2017	1,116,808	—	3,863,324	1,082,048	1,904,158	298,946	197,064	8,462,348
	2016	1,071,376	—	3,729,811	1,025,223	1,826,696	325,493	169,570	8,148,169
	2015	1,004,712	—	3,447,557	985,332	2,210,366	183,866	133,338	7,965,171
(1)
Includes any amounts that were voluntarily deferred under our KEDCP.

(2)
Because our annual bonus program (VCIP) has performance measures that must be achieved before any payout can be made to our NEOs, VCIP payments are shown in the Non-Equity Incentive Plan Compensation column of the table rather than the Bonus column.

(3)
Amounts shown represent the aggregate grant date fair value of RSU and PSP awards determined in accordance with U.S. GAAP. Assumptions used in calculating these amounts are included in Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 (our “2017 Form 10-K”).

The PSP target award included in 2015 has a performance period that ended in 2017. The PSP target award included in 2016 has a performance period that ends in 2018. The PSP target award included in 2017 has a performance period that ends in 2019.
Amounts shown relating to PSP are targets because target is the probable outcome for the applicable performance period, consistent with the accounting treatment under GAAP. If the maximum payout were used for the PSP awards the amounts shown relating to PSP would double, although the value of the actual payout would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSP awards would be reduced to zero. Actual payouts with regard to the targets set for the performance period that ended in 2017 were approved by the Compensation Committee at its February 2018 meeting. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Garland, $9,970,589; Mr. Herman, $1,753,361; Ms. Johnson, $2,119,314; Mr. Mitchell, $1,472,189; and Mr. Taylor, $4,087,219.
Earned payouts under the PSP 2015-2017 have been, and under the PSP 2016-2018 and PSP 2017-2019 are expected to be, made in cash at the end of the applicable performance period and will be forfeited if the NEO is terminated prior to the end of the performance period (other than for death or following disability or after a change in control). If the NEO retires after age 55 and with five years of service, the NEO is entitled to a prorated award for any ongoing program in which he or she participated for at least 12 months.
(4)
Amounts shown represent the aggregate grant date fair value of awards determined in accordance with GAAP. Assumptions used in calculating these amounts are included in Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2017 Form 10-K.

(5)
These are amounts paid under our annual bonus program (VCIP), including bonus amounts that were voluntarily deferred under our KEDCP. See note (2) above. These amounts were paid in February 2018, following the performance year.

(6)
Reflects the actuarial increase in the present value of the benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. There are no deferred compensation earnings reported in this column, as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

2018 PROXY STATEMENT   45

EXECUTIVE COMPENSATION TABLES
(7)
We offer limited perquisites to our NEOs, which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, are reflected in the All Other Compensation column as summarized below:

NAME	COMPANY CONTRIBUTIONS TO NONQUALIFIED DEFINED CONTRIBUTION PLANS(a) ($)	EXECUTIVE GROUP LIFE INSURANCE PREMIUMS(b) ($)	EXECUTIVE HEALTH SERVICES(c) ($)	FINANCIAL COUNSELING(d) ($)	MATCHING CONTRIBUTIONS UNDER THE TAX-QUALIFIED SAVINGS PLAN(e) ($)	MATCHING GIFT PROGRAM(f) ($)	MISCELLANEOUS PERQUISITES AND TAX PROTECTION(g) ($)	PERSONAL USE OF COMPANY AIRCRAFT(h) ($)
Greg Garland	97,767	13,200	962	16,810	18,900	15,000	22,333	59,156
Robert Herman	29,370	3,558	747	16,796	18,900	1,000	1,502,359	—
Paula Johnson	33,050	2,048	—	—	18,900	20,000	8,716	—
Kevin Mitchell	30,762	1,958	847	16,687	18,900	12,000	12,386	—
Tim Taylor	59,277	8,845	1,008	16,614	18,900	—	35,762	56,658
(a)
Under the terms of our nonqualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs. See the NONQUALIFIED DEFERRED COMPENSATION table and accompanying narrative and notes for more information.

(b)
We maintain life insurance policies and/or death benefits for all our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee’s annual salary. We maintain group life insurance policies on each of our NEOs equal to approximately two times his or her annual salary. The amounts shown are for premiums paid by us to provide the additional group life insurance above what is provided to the broad-based employees.

(c)
Costs associated with executive physicals.

(d)
Costs associated with financial counseling and estate planning services with approved provider.

(e)
Under the terms of our tax-qualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs.

(f)
We maintain a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched by the Company. The program matches up to $15,000 annually. The amounts shown reflect the actual payments made by us in 2017, which due to processing delays can include contributions in 2016 that were matched by the Company in 2017 and are therefore reported in this proxy statement.

(g)
The amounts shown primarily reflect payments by us relating to certain taxes incurred by the NEOs. Mr. Herman received tax assistance after he exercised stock options that he had been granted while an expatriate employee prior to becoming an NEO ($1,493,411). All expatriate employees receive this tax assistance. We also provide tax assistance when we request family members or other guests to accompany an NEO to a Company function and, as a result, the NEO is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income. We believe this type of expense is appropriately characterized as a business expense and, if the NEO incurs imputed income in accordance with applicable tax laws, we will generally reimburse the NEO for any increased tax costs (Mr. Garland $20,714; Mr. Herman $8,491; Ms. Johnson $8,274; Mr. Mitchell $11,914; and Mr. Taylor $9,075). We also provide tax assistance on miscellaneous gifts (such as duffel bags, jackets, and ornaments received as a member of the Board or the Executive Leadership Team), occasional car and driver for personal use, and companion travel expenses. The total cost of these benefits and their tax assistance are as follows: Mr. Garland $1,188; Mr. Herman $457; Ms. Johnson $442; Mr. Mitchell $472; and Mr. Taylor $546.

Also included are miscellaneous benefits. This includes benefits required for employees covered under our Comprehensive Security Program, which includes Mr. Garland and Mr. Taylor. These benefits include the use of a car and driver when security deems it required and home security fees that are in excess of the cost of a system typical for homes in their neighborhood (Mr. Garland $431; Mr. Taylor $26,141).
(h)
The Phillips 66 Comprehensive Security Program requires in certain circumstances that Mr. Garland and Mr. Taylor fly on Company aircraft. The amount presented above represents the approximate incremental cost to Phillips 66 for personal use of the aircraft. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. Incremental costs for flights to the hangar or other locations without passengers, commonly referred to as “deadhead” flights, are included in the calculation.

46   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS
The following table provides additional information about plan-based compensation disclosed in the SUMMARY COMPENSATION TABLE. This table includes both equity and non-equity awards.
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(4) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5) ($)
NAME	GRANT DATE(1)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Greg Garland		—	2,666,682	6,666,705	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	37,584	—	—	2,949,404
	2/7/2017	—	—	—	—	74,371	148,742	—	—	—	5,836,264
	2/7/2017	—	—	—	—	—	—	—	174,000	78.475	2,951,040
Robert Herman		—	586,133	1,465,333	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	7,279	—	—	571,220
	2/7/2017	—	—	—	—	14,403	28,806	—	—	—	1,130,275
	2/7/2017	—	—	—	—	—	—	—	30,700	78.475	520,672
Paula Johnson		—	667,933	1,669,833	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	8,148	—	—	639,414
	2/7/2017	—	—	—	—	16,123	32,246	—	—	—	1,265,252
	2/7/2017	—	—	—	—	—	—	—	34,300	78.475	581,728
Kevin Mitchell		—	603,038	1,507,595	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	6,835	—	—	536,377
	2/7/2017	—	—	—	—	13,526	27,052	—	—	—	1,061,453
	2/7/2017	—	—	—	—	—	—	—	31,700	78.475	537,632
Tim Taylor		—	1,228,489	3,071,223	—	—	—	—	—	—	—
	2/7/2017	—	—	—	—	—	—	16,527	—	—	1,296,956
	2/7/2017	—	—	—	—	32,703	65,406	—	—	—	2,566,368
	2/7/2017	—	—	—	—	—	—	—	63,800	78.475	1,082,048
(1)
The grant date shown is the date on which the Compensation Committee approved the target awards.

(2)
Threshold and maximum awards are based on the provisions in the VCIP. Actual awards earned can range from 0 to 200 percent of the target awards, with a further possible adjustment of  +/–50 percent of the target award depending on individual performance. The Compensation Committee retains the authority to make awards under the program and to use its judgment in adjusting awards, including making awards greater than the amounts shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66. Actual payouts under the annual bonus program for 2017 are calculated using base salary earned in 2017 and reflected in the “Non-Equity Incentive Plan Compensation” column of the SUMMARY COMPENSATION TABLE.

(3)
Threshold and maximum awards are based on the provisions of the PSP. Actual awards earned can range from 0 to 200 percent of the target awards. Performance periods under the PSP cover a three-year period, and since a new three-year period commences each year, there could be three overlapping performance periods ongoing at any time. In 2017, targets for each NEO were set with respect to an award for the three-year performance period beginning in 2017 and ending in 2019. The Compensation Committee retains the authority to make awards under the PSP using its judgment, including making awards greater than the maximum payout shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(4)
RSUs that were granted in 2017, but still have vesting restrictions.

(5)
For equity incentive plan awards, these amounts represent the grant date fair value at target level under the PSP as determined in accordance with GAAP. For Stock Option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology. Actual value realized upon option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the RSU awards determined in accordance with GAAP. See Note 20—Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2017 Form 10-K, for a discussion of the relevant assumptions used in this determination.

2018 PROXY STATEMENT   47

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table lists outstanding Phillips 66 equity grants for each NEO as of December 31, 2017.
Some awards held by NEOs at the time of our spin-off from ConocoPhillips were adjusted or substituted as described below in order to preserve the intrinsic value, remaining vesting periods, and other terms and conditions of ConocoPhillips awards outstanding on April 30, 2012, in accordance with the Employee Matters Agreement entered into with ConocoPhillips.
•
NEOs with exercisable ConocoPhillips Stock Options received options to purchase both ConocoPhillips and Phillips 66 common stock.

•
NEOs with unexercisable ConocoPhillips Stock Options received substitute options to purchase only Phillips 66 common stock.

•
NEOs with Restricted Stock and PSU awards for completed performance periods under the ConocoPhillips PSP received both ConocoPhillips and Phillips 66 Restricted Stock and PSUs.

•
NEOs with Restricted Stock and RSUs received under all ConocoPhillips programs, other than the ConocoPhillips PSP, received Phillips 66 Restricted Stock and RSUs.

The table below includes outstanding Phillips 66 shares and options that resulted from the adjustments described above, but it does not include the ConocoPhillips shares and options that resulted from these adjustments.
		OPTION AWARDS(1)				STOCK AWARDS
NAME	GRANT DATE(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE(3) (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(4) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Greg Garland	2/9/2012	42,728	—	32.030	2/9/2022	—	—	—	—
	2/7/2013	158,500	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	126,300	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	97,800	48,900	74.135	2/3/2025	—	—	—	—
	2/2/2016	56,466	112,934	78.620	2/2/2026	—	—	—	—
	2/7/2017	—	174,000	78.475	2/7/2027	—	—	—	—
		—	—	—	—	589,087	59,586,150	148,369	15,007,524
Robert Herman	2/9/2012	47,433	—	32.030	2/9/2022	—	—	—	—
	2/7/2013	12,300	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	11,400	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	15,666	7,834	74.135	2/3/2025	—	—	—	—
	2/2/2016	9,600	19,200	78.620	2/2/2026	—	—	—	—
	2/7/2017	—	30,700	78.475	2/7/2027	—	—	—	—
		—	—	—	—	74,420	7,527,583	28,232	2,855,667
Paula Johnson	2/7/2013	12,000	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	19,600	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	16,733	8,367	74.135	2/3/2025	—	—	—	—
	2/2/2016	10,933	21,867	78.620	2/2/2026	—	—	—	—
	2/7/2017	—	34,300	78.475	2/7/2027	—	—	—	—
		—	—	—	—	77,663	7,855,612	31,878	3,224,460
Kevin Mitchell	2/3/2015	6,600	3,300	74.135	2/3/2025	—	—	—	—
	2/2/2016	10,266	20,534	78.620	2/2/2026	—	—	—	—
	2/7/2017	—	31,700	78.475	2/7/2027	—	—	—	—
		—	—	—	—	16,604	1,679,495	28,303	2,862,848
Tim Taylor	2/7/2013	32,100	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	30,100	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	34,866	17,434	74.135	2/3/2025	—	—	—	—
	2/2/2016	20,233	40,467	78.620	2/2/2026	—	—	—	—
	2/7/2017	—	63,800	78.475	2/7/2027	—	—	—	—
		—	—	—	—	164,115	16,600,232	64,508	6,524,984

48   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
(1)
All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability.

(2)
The dates presented in this column represent the respective dates on which the awards were granted by ConocoPhillips for grants prior to the spin-off from ConocoPhillips, and by Phillips 66 for all other awards. The awards granted prior to the spin-off were converted to Phillips 66 equity awards in connection with the spin-off and in accordance with the Employee Matters Agreement and remain subject to the same general terms and conditions.

(3)
The options shown in this column vested and became exercisable in 2017 or prior years (although under certain termination circumstances, the options may still be forfeited). Options become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(4)
These amounts include unvested restricted stock and RSUs awarded under the PSP for performance periods ending on or before December 31, 2014 and awarded as annual awards. All awards for performance periods that ended on or before December 31, 2014 continue to have restrictions upon transferability. Restrictions on PSP awards for performance periods that ended on or before December 31, 2010 lapse upon separation from service. Restrictions on PSP awards for later performance periods lapse five years from the grant date unless the NEO elected prior to the beginning of the performance period to defer lapsing of the restrictions until separation from service. Awards are subject to forfeiture if, prior to lapsing, the NEO separates from service for a reason other than death, disability, layoff, retirement after reaching age 55 with five years of service, or after a change of control, although the Compensation Committee has the authority to waive forfeiture. The awards have no voting rights, but do entitle the holder to receive dividend equivalents in cash. The value of the awards reflects the closing price of our common stock, as reported on the NYSE, on December 29, 2017 ($101.15).

(5)
Reflects potential awards from ongoing performance periods under the PSP for performance periods ending December 31, 2018 and December 31, 2019. These awards are shown at target; however, there is no assurance that awards will be granted at, below or above target after the end of the relevant performance periods, as the determination to make a grant and the amount of any grant is within the judgment of the Compensation Committee. Until an actual grant is made, these unearned awards pay no dividend equivalents. The value of these unearned awards reflects the closing price of our common stock, as reported on the NYSE, on December 29, 2017 ($101.15).

OPTION EXERCISES AND STOCK VESTED FOR 2017
The following table summarizes the value received from stock option exercises and stock grants vested during 2017:
	OPTION AWARDS		STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED UPON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Greg Garland	—	—	168,612	15,397,642
Robert Herman	—	—	33,029	2,973,062
Paula Johnson	—	—	31,245	2,910,325
Kevin Mitchell	—	—	60,844	5,338,637
Tim Taylor	—	—	53,299	5,064,448
(1)
Stock awards include RSUs that vested during the year, as well as the PSP 2015-2017 award that vested on December 31, 2017, and was paid out in cash in early 2018. The PSP awards were as follows: Mr. Garland 99,964 units valued at $9,970,589; Mr. Herman 17,579 units valued at $1,753,361; Ms. Johnson 21,248 units valued at $2,119,314; Mr. Mitchell 14,760 units valued at $1,472,189; and Mr. Taylor 40,978 units valued at $4,087,219.

2018 PROXY STATEMENT   49

EXECUTIVE COMPENSATION TABLES
PENSION BENEFITS AS OF DECEMBER 31, 2017
Our defined benefit pension plan covering NEOs, the Phillips 66 Retirement Plan, consists of multiple titles with different terms. NEOs are only eligible to participate in one title at any time, but may have frozen benefits under one or more other titles.
	TITLE I	TITLE II(1)	TITLE IV
Current Eligibility	Mr. Garland	Mr. Taylor, Mr. Mitchell, Mr. Herman(4)	Ms. Johnson
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement(2)	Age 55 with five years of service or if laid off during or after the year in which the participant reaches age 50	Executives may receive their vested benefit upon termination of employment at any age	Age 50 with ten years of service
Benefit Calculation(2)	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings	Based on monthly pay and interest credits to a nominal cash balance account created on the first day of the month after an executive’s hire date. Pay credits are equal to a percentage of total salary and annual bonus.	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings
Final Average Earnings Calculation	Calculated using the three highest consecutive compensation years in the last ten calendar years before retirement plus the year of retirement	N/A	Calculated using the higher of the highest three years of compensation or the highest consecutive 36 months of compensation
Eligible Pension Compensation(3)	Includes salary and annual bonus	Includes salary and annual bonus	Includes salary and annual bonus
Benefit Vesting	All participants are vested in this title	Employees vest after three years of service	All participants are vested in this title
Payment Types	Allows payments in the form of several annuity types or a single lump sum
IRS limitations	Benefits under all Titles are limited by the IRC. In 2017, that limit was $270,000. The IRC also limits the annual benefit available under these Titles expressed as an annuity. In 2017, that limit was $215,000 (reduced actuarially for ages below 62).
(1)
NEOs whose combined years of age and service total less than 44 receive a six percent pay credit, those with 44 through 65 receive a seven percent pay credit and those with 66 or more receive a nine percent pay credit. Interest credits are applied to the cash balance account each month. This credit is calculated by multiplying the value of the account by the interest credit rate, based on 30-year U.S. Treasury security rates adjusted quarterly.

(2)
An early benefit reduction is calculated on Title I by reducing the benefit 5% for each year before age 60 that benefits are paid. An early benefit reduction is calculated on Title III by reducing the benefit 6.67% for each year before age 60 that benefits are paid, unless the participant has at least 85 points awarded, with one point for each year of age and one point for each year of service. Title IV early benefit reduction is calculated by reducing the benefit by 5% per year for each year before age 57 that benefits are paid and 4% per year for benefits that are paid between ages 57 and 60. The benefit calculation for Titles I, III and IV is reduced by the product of 1.5% of the annual primary social security benefit multiplied by years of credited service, although a reduction limit of 50% of the primary Social Security benefit may apply.

(3)
Under Title I, if an executive receives layoff benefits, then the eligible compensation calculation also includes the annualized salary for the year of layoff (rather than the actual salary for that year) and years of service are increased by any period for which layoff benefits are calculated.

(4)
Mr. Herman has a frozen benefit under Title III from prior years of service with predecessor companies. Under Title III, normal retirement is age 65 and early retirement is age 55 with 10 years of service. Title III is similar to Title I, except that bonus is not eligible pension compensation and payout is made in the form of an annuity.

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension as of December 31, 2017.
NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE(1) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Greg Garland	Phillips 66 Retirement Plan—Title I	28	1,710,860	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	37,557,618	—
Robert Herman	Phillips 66 Retirement Plan—Title II	12	320,876	—
	Phillips 66 Retirement Plan—Title III	22	567,052	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	720,030	—
Paula Johnson	Phillips 66 Retirement Plan—Title IV	15	707,557	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	3,788,264	—
Kevin Mitchell	Phillips 66 Retirement Plan—Title II	4	80,325	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	201,482	—
Tim Taylor	Phillips 66 Retirement Plan—Title II	6	149,424	—
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	1,081,405	—
(1)
Years of credited service include service recognized under the predecessor ConocoPhillips plans from which these plans were spun off effective May 1, 2012. Credited Service displays the number of years the NEO was in each applicable formula.

(2)
The Phillips 66 Key Employee Supplemental Retirement Plan restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. All employees, including our NEOs, are eligible to participate in the plan.

50   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
NONQUALIFIED DEFERRED COMPENSATION
Our NEOs are eligible to participate in two nonqualified deferred compensation plans, the Phillips 66 KEDCP and the Phillips 66 DCMP.
The KEDCP allows NEOs to defer up to 50 percent of their salary and up to 100 percent of their VCIP. The default distribution option is a lump sum payment paid at least six months after separation from service. NEOs may elect to defer payments from one to five years, and to receive annual, semiannual or quarterly payments for a period of up to fifteen years. NEOs may also elect to defer their VCIP to a specific date in the future.
The DCMP is a nonqualified restoration plan for employer contributions that cannot be made to our 401(k) plan either due to an NEO’s salary deferral under the KEDCP or due to the IRC annual limit on compensation that may be taken into account under a qualified plan. Distributions are made as a lump sum six months after separation from service, unless the NEO elects to receive one to fifteen annual payments beginning at least one year after separation from service.
Each NEO directs investments of his or her individual accounts under the KEDCP and DCMP. Both plans provide a broad range of market-based investments that may be changed daily. No investment provides above-market returns. The aggregate performance of these investments is reflected in the NONQUALIFIED DEFERRED COMPENSATION table below.
Benefits due under these plans are paid from our general assets, although we also maintain rabbi trusts that may be used to pay benefits. The trusts and the funds held in them are Company assets. In the event of our bankruptcy, NEOs would be unsecured general creditors.
The following table provides information on nonqualified deferred compensation as of December 31, 2017:
NAME	APPLICABLE PLAN(1)	BEGINNING BALANCE ($)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	COMPANY CONTRIBUTIONS IN THE LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR(3) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END(4) ($)
Greg Garland	Phillips 66 Defined Contribution Make-Up Plan	993,005	—	97,767	170,517	—	1,261,289
	Phillips 66 Key Employee Deferred Compensation Plan	1,102,782	—	—	132,417	—	1,235,199
Robert Herman	Phillips 66 Defined Contribution Make-Up Plan	310,148	—	29,370	55,330	—	394,848
	Phillips 66 Key Employee Deferred Compensation Plan	1,789,519	—	—	330,195	—	2,119,714
Paula Johnson	Phillips 66 Defined Contribution Make-Up Plan	193,359	—	33,050	36,523	—	262,932
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Kevin Mitchell	Phillips 66 Defined Contribution Make-Up Plan	50,139	—	30,762	9,428	—	90,329
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Tim Taylor	Phillips 66 Defined Contribution Make-Up Plan	475,232	—	59,277	66,467	—	600,976
	Phillips 66 Key Employee Deferred Compensation Plan	1,845,271	—	—	226,966	—	2,072,237
(1)
We have two defined contribution deferred compensation programs for our executives—the DCMP and the KEDCP. As of December 31, 2017, participants in these plans had 92 investment options—27 of the options were the same as those available in our 401(k) plan and the remaining options were other mutual funds approved by the plan administrator.

(2)
These amounts represent Company contributions under the DCMP. These amounts are also included in the “All Other Compensation” column of the SUMMARY COMPENSATION TABLE.

(3)
These amounts represent earnings on plan balances from January 1 to December 31, 2017. These amounts are not included in the SUMMARY COMPENSATION TABLE.

(4)
The total reflects contributions by our NEOs, contributions by us, and earnings on balances prior to 2017; plus contributions by our NEOs, and earnings from January 1, 2017 through December 31, 2017 (shown in the appropriate columns of this table, with amounts that are included in the SUMMARY COMPENSATION TABLE). The total includes all contributions by our NEOs and by us reported in this proxy statement and our proxy statements from prior years as follows: $718,292 for Mr. Garland; $57,133 for Mr. Herman; $183,078 for Ms. Johnson; $60,403 for Mr. Mitchell; and $364,721 for Mr. Taylor.

2018 PROXY STATEMENT   51

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Each of our NEOs is expected to receive amounts earned during his or her period of employment unless he or she voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Although normal retirement age under our benefit plans is 65, early retirement provisions allow receipt of benefits at earlier ages if vesting requirements are met. For our incentive compensation programs (VCIP, RSU, Stock Options, and PSP), early retirement is generally defined as termination at or after the age of 55 with five years of service.
As of December 31, 2017, Mr. Garland, Mr. Herman, and Mr. Taylor were retirement-eligible under both our benefit plans and our compensation programs. Therefore, as of December 31, 2017, a voluntary resignation of Mr. Garland, Mr. Herman, or Mr. Taylor, would have been treated as a retirement, and each would have retained all awards earned under the current and earlier programs. As such, awards under these programs are not included in the amounts reflected in the table below. Please see the OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END table for more information. Our compensation programs provide for the following upon retirement:
Cash Payments.   Cash payments include VCIP earned during the fiscal year, amounts contributed and vested under our defined contribution plans, and amounts accrued and vested under our pension plans.
Equity.   Equity considerations include grants under the PSP for ongoing performance periods in which the executive participated for at least one year, previously granted restricted stock and RSUs, and previously granted stock option awards exercisable through the original term.
The table at the end of this section summarizes the potential additional value of the benefits to be received by each NEO as of December 31, 2017, through the Phillips 66 ESP due to an involuntary termination without cause or through the Phillips 66 CICSP due to a change in control event. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. Executives are not entitled to receive benefits under both the ESP and the CICSP as a result of the same event. These two plans have the following in common:
•
amounts payable under both are offset by any payments or benefits payable under any of our other plans;

•
benefits under both may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company; and,

•
both are Company plans under which awards and payments are subject to clawback provisions and to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Executive Severance Plan
The ESP provides that if an NEO separates due to an involuntary termination without cause, the executive will receive the following benefits, which may vary depending on salary grade level.
Cash Severance Payments.   ESP cash severance payments include:
•
a lump sum payment equal to one and one-half or two times the sum of the executive’s base salary and current target annual bonus;

•
a lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional one and one-half or two years of age and service under the pension plan; and

•
a lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional one and one-half or two years.

Accelerated Equity.   Layoff treatment under our compensation plans generally allows the executive to retain a prorated portion of grants held less than one year and full grants held for one year or more of Restricted Stock, RSUs, and Stock Options, and maintain eligibility for PSP awards for ongoing periods in which he or she had participated for at least one year.

52   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
Change in Control Severance Plan
The CICSP provides that if, within two years of a change in control of the Company, an executive’s employment is terminated by the employer other than for cause, or by the executive for good reason, the executive will receive the following benefits, which may vary depending on salary grade level. CICSP benefits consist of cash severance payments and acceleration of equity awards.
Cash Severance Payments.   CICSP cash severance payments include:
•
a lump sum payment equal to two or three times the sum of the executive’s base salary and the higher of the current target annual bonus or the average of the annual bonuses paid for the previous two years;

•
a lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional two or three years of age and service under the pension plan; and,

•
a lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional two or three years.

Accelerated Equity.   CICSP benefits include the vesting of all equity awards and lapsing of any restrictions.

2018 PROXY STATEMENT   53

EXECUTIVE COMPENSATION TABLES
Death or Disability
For completeness, payments that would be payable to each NEO upon separation as a result of disability or to each NEO’s estate as a result of death are likewise provided.
Executive Benefits and Payments Upon Termination
	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)
Greg Garland
Severance Payment	11,693,852	21,993,568	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	3,350,016	—
TOTAL	11,693,852	21,993,568	3,350,016	—
Robert Herman
Severance Payment	2,824,345	5,107,043	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	1,386,960	—
TOTAL	2,824,345	5,107,043	1,386,960	—
Paula Johnson
Severance Payment	4,035,516	7,007,389	—	—
Accelerated Equity(1)	13,224,509	13,224,509	13,224,509	13,224,509
Life Insurance	—	—	1,499,328	—
TOTAL	17,260,025	20,231,898	14,723,837	13,224,509
Kevin Mitchell
Severance Payment	2,933,182	4,399,774	—	—
Accelerated Equity(1)	5,920,091	5,920,091	5,920,091	5,920,091
Life Insurance	—	—	1,425,840	—
TOTAL	8,853,273	10,319,865	7,345,931	5,920,091
Tim Taylor
Severance Payment	5,173,256	10,106,224	—	—
Accelerated Equity(1)	—	—	—	—
Life Insurance	—	—	2,248,032	—
TOTAL	5,173,256	10,106,224	2,248,032	—
(1)
Amounts for PSP 2015-2017 are shown based on the cash amount received in February 2018, while amounts for other PSP periods are prorated to reflect the portion of the performance period completed by the end of 2017 and shown at target payout levels. These amounts reflect the closing price of our common stock, as reported on the NYSE, on December 29, 2017 ($101.15).

Restricted Stock and RSU amounts reflect the closing price of our common stock, as reported on the NYSE, on December 29, 2017 ($101.15).
For Stock Options with an exercise price lower than our common stock’s closing price on December 31, 2017, amounts reflect the intrinsic value as if the options had been exercised on December 31, 2017, but only for options the NEO would have retained for the specific termination event.

54   2018 PROXY STATEMENT

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, of our median employee and the annual total compensation of our CEO.
For 2017, the annual total compensation of our CEO was 138 times that of the median of the annual total compensation of all employees, based on annual total compensation of  $23,677,209 for the CEO and $170,988 for the median employee.
This ratio is based on an October 1, 2017 employee population of 14,316, which excluded 412 non-U.S. employees in Germany (270), Singapore (71), Austria (39), Canada (30), and the United Arab Emirates (2). The median employee was identified using annual base pay, overtime pay, annual bonus, and target LTI compensation using data as of September 30, 2017. The annual total compensation for our CEO includes both the amount reported in the “Total” column of our 2017 SUMMARY COMPENSATION TABLE of  $23,650,896 and the estimated value of our CEO’s health and welfare benefits of  $26,313.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
NON-EMPLOYEE DIRECTOR COMPENSATION
The primary elements of our non-employee director compensation program are equity compensation and cash compensation, the current levels of which have been in place since January 1, 2016.
OBJECTIVES AND PRINCIPLES
Compensation for non-employee directors is reviewed annually by the Nominating Committee, with the assistance of such third-party consultants as the Nominating Committee deems advisable, and set by action of the Board of Directors. The Board’s goal in designing such compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of payment to meet individual needs while ensuring that a substantial portion of director compensation is linked to the long-term success of the Company. In furtherance of our commitment to be a socially responsible member of the communities in which we participate, the Board believes that it is appropriate to extend the Phillips 66 matching gift program to charitable contributions made by individual directors.
Equity Compensation
In 2017, each non-employee director received a grant of RSUs with an aggregate value of  $200,000 on the date of grant. Restrictions on the units issued to a non-employee director will lapse in the event of retirement, disability, death, or a change of control, unless the director has elected to receive the underlying shares after a stated period of time. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change in control). Before the restrictions lapse, directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional RSUs. When restrictions lapse, directors will receive unrestricted shares of Phillips 66 common stock as settlement of the RSUs.

2018 PROXY STATEMENT   55

NON-EMPLOYEE DIRECTOR COMPENSATION
Cash Compensation
In 2017, each non-employee director received $125,000 in cash compensation for service as a director. Non-employee directors serving in specified committee or leadership positions also received the following additional cash compensation:
	LEAD / CHAIR	MEMBER
Lead Director	$50,000	N/A
Audit and Finance Committee	$25,000	$10,000
Human Resources and Compensation Committee	$25,000	$10,000
All Other Committees	$10,000	N/A
The total annual cash compensation is payable in monthly cash installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in RSUs (such unrestricted stock or RSUs are issued on the last business day of the month valued using the average of the high and low prices of Phillips 66 common stock as reported on the NYSE on such date), or to have the amount credited to the director’s deferred compensation account as described below. The RSUs issued in lieu of cash compensation are subject to the same restrictions as the annual RSUs described above under Equity Compensation.
Deferral of Compensation
Non-employee directors can elect to defer their cash compensation under the Phillips 66 Deferred Compensation Program for non-Employee Directors (the “Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including Phillips 66 common stock) selected by the director from a list of investment choices available under the Director Deferral Plan.
The future payment of any compensation deferred by non-employee directors of Phillips 66 may be funded in a grantor trust designed for this purpose.
Directors’ Matching Gift Program
All active and retired non-employee directors are eligible to participate in the Directors’ Annual Matching Gift Program. This provides a dollar-for-dollar match of gifts of cash or securities, up to a maximum during any one calendar year of  $15,000 per donor for active directors and $7,500 per donor for retired directors, to charities and educational institutions (excluding certain religious, political, fraternal, or collegiate athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries. Amounts representing these matching contributions are contained in the “All Other Compensation” column of the NON-EMPLOYEE DIRECTOR COMPENSATION TABLE.
Other Compensation
The Board believes that it is important for spouses or significant others of directors and executives to attend certain meetings to enhance the collegiality of the Board. The cost of such attendance is treated by the Internal Revenue Service as income and is taxable to the recipient. The Company reimburses directors for the cost of resulting income taxes. Amounts representing this reimbursement are contained in the “All Other Compensation” column of the NON-EMPLOYEE DIRECTOR COMPENSATION TABLE.
Stock Ownership
Each director is expected to own an amount of Phillips 66 common stock equal to at least the aggregate amount of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, Restricted Stock, or RSUs, including deferred stock units, may be counted in satisfying the stock ownership guidelines. All current directors are in compliance, or on pace to comply, with the guidelines.

56   2018 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
Phillips 66 benchmarks its non-employee director compensation design and pay levels against a group of peer companies. The Company targets the median of this peer group for all elements of non-employee director compensation.
The following table summarizes the compensation for our non-employee directors for 2017 (for compensation paid to our sole employee director, Mr. Garland, please see EXECUTIVE COMPENSATION TABLES.
NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
Gary K. Adams	135,000	200,001	—	—	—	1,146	336,147
J. Brian Ferguson	150,000	200,001	—	—	—	343	350,344
William R. Loomis, Jr.	145,000	200,001	—	—	—	20,412	365,413
John E. Lowe	145,000	200,001	—	—	—	15,095	360,096
Harold W. McGraw III	135,000	200,001	—	—	—	353	335,354
Denise L. Ramos	135,000	200,001	—	—	—	8,039	343,040
Glenn F. Tilton	185,000	200,001	—	—	—	22,940	407,941
Victoria J. Tschinkel	135,000	200,001	—	—	—	22,702	357,703
Marna C. Whittington	150,000	200,001	—	—	—	22,372	372,373
(1)
Reflects 2017 base cash compensation of  $125,000 payable to each non-employee director. In 2017, non-employee directors serving in specified committee positions also received the additional cash compensation described previously. Compensation amounts reflect adjustments related to various changes in committee assignments by Board members throughout the year, if any. Amounts shown include any amounts that were voluntarily deferred to the Director Deferral Plan, received in Phillips 66 common stock, or received in RSUs.

(2)
Amounts represent the grant date fair market value of RSUs. Under our non-employee director compensation program, non-employee directors received a 2017 grant of RSUs with an aggregate value of  $200,000 on the date of grant, based on the average of the high and low prices for Phillips 66 common stock, as reported on the NYSE, on such date. These grants are made in whole shares with fractional share amounts rounded up, resulting in shares with a value of  $200,001 being granted on January 17, 2017.

(3)
All Other Compensation is made up primarily of certain gifts by directors to charities and educational institutions (excluding certain religious, political, fraternal, or athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries that we match under our Matching Gifts Program (Mr. Loomis $15,000; Mr. Lowe $10,500; Mr. Tilton $15,000; Ms. Tschinkel $15,000, and Dr. Whittington $15,000). For active directors, the program matches up to $15,000 with regard to each program year. The amounts shown reflect the actual payments made by us in 2017. All Other Compensation also includes any personal flights, automobile transportation expenses, smaller gifts (such as books, ornaments, and jackets) as well as associated tax protection, and tax assistance when we request family members or other guests to accompany a director to a Company function and, as a result, the director is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income.

2018 PROXY STATEMENT   57

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about Phillips 66 common stock that may be issued under all existing equity compensation plans as of December 31, 2017:
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1,2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)
Equity compensation plans approved by security holders	10,521,382	58.34	35,673,784
Equity compensation plans not approved by security holders	0	0	0
Total	10,521,382	58.34	35,673,784
(1)
Includes awards issued under the Omnibus Stock and Performance Incentive Plan of Phillips 66 and awards issued under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(2)
Includes an aggregate of 4,838,855 Incentive Stock Options and Nonqualified Stock Options issued to employees, 10,539 Restricted Stock Awards granted under historical LTI plans, and 2,558,278 PSUs. The number of securities to be issued includes 3,113,710 RSUs, of which 226,874 were issued to non-employee directors. Some awards held by ConocoPhillips employees at our spin-off were adjusted or substituted with a combination of ConocoPhillips and Phillips 66 equity. Awards representing a total of 13,071,435 shares were issued to ConocoPhillips employees, of which 2,567,745 remain outstanding as of December 31, 2017. The awards issued to ConocoPhillips employees are included in the outstanding awards listed above.

(3)
The weighted-average exercise price reflects the weighted-average price for outstanding Incentive Stock Options and Nonqualified Stock Options only. It does not include stock awards outstanding.

(4)
Total includes forfeited shares under the Omnibus Stock and Performance Incentive Plan of Phillips 66 that are now available for grant under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

STOCK OWNERSHIP
Holdings of Major Shareholders
The following table sets forth information regarding persons who we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such shareholder’s most recent ownership filing with the SEC):
	COMMON STOCK
NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF CLASS
Berkshire Hathaway Inc.(1) 3555 Farnam Street Omaha, Nebraska 68131	45,689,892	9.8%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19335	31,919,497	6.8%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	27,591,749	5.9%
(1)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 21, 2018, by Warren E. Buffett on behalf of himself and Berkshire Hathaway Inc., National Indemnity Company, National Liability & Fire Insurance Co., Berkshire Hathaway Assurance Corp., Columbia Insurance Company, Berkshire Hathaway Consolidated Pension Plan Master Trust, GEICO Corporation Pension Plan Trust, and Berkshire Hathaway Homestate Insurance Company.

(2)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 9, 2018, by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd.

(3)
Based solely on an Amendment to Schedule 13G filed with the SEC on January 23, 2018, by BlackRock, Inc. on behalf of itself, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., BlackRock Capital Management, Inc., FutureAdvisor, Inc., and BlackRock Asset Management North Asia Limited.

58

STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and executive officers of Phillips 66, and persons who own more than 10 percent of a registered class of Phillips 66 equity securities, to file reports of ownership and changes in ownership of Phillips 66 common stock with the SEC and the NYSE, and to furnish Phillips 66 with copies of the forms they file.
To our knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations of our officers and directors, during the year ended December 31, 2017, all Section 16(a) reports applicable to those officers and directors were filed on a timely basis.
SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS
The following table sets forth the number of shares of our common stock beneficially owned as of March 12, 2018, by each Phillips 66 director, by each NEO and by all of our directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, RSUs and Deferred Stock Units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of March 12, 2018.
	NUMBER OF SHARES OR UNITS
NAME OF BENEFICIAL OWNER	TOTAL COMMON STOCK BENEFICIALLY OWNED	RESTRICTED/DEFERRED STOCK UNITS(1)	OPTIONS EXERCISABLE WITHIN 60 DAYS(2)
Mr. Garland	225,995	483,918	645,161
Ms. Johnson	37,213	71,324	89,999
Mr. Mitchell	34,220	24,538	40,999
Mr. Taylor	73,761	128,003	176,232
Mr. Herman	26,942	67,081	124,066
Mr. Adams	4,901	—	—
Mr. Ferguson	234	20,657	—
Mr. Loomis(3)	72,582	22,623	—
Mr. Lowe	30,000	20,657	—
Mr. McGraw(4)	873	39,942	—
Ms. Ramos	—	5,004	—
Mr. Tilton	5,900	20,657	—
Ms. Tschinkel(5)	42,830	10,258	—
Dr. Whittington	2,500	20,657	—
Directors and Executive Officers as a Group (15 Persons)	560,879	958,669	1,094,056
(1)
Includes RSUs or Deferred Stock Units that may be voted or sold only upon passage of time.

(2)
Includes beneficial ownership of shares of common stock which may be acquired within 60 days of March 12, 2018, through stock options awarded under compensation plans.

(3)
Includes 59,902 shares held by the Loomis Family Trust, for which Mr. Loomis serves as trustee and has voting and investment power. Mr. Loomis disclaims beneficial ownership of all securities held by the trust.

(4)
Includes 373 shares held on behalf of the Harold W. McGraw Family Foundation, Inc., of which Mr. McGraw serves on the board, or various trusts for the benefit of various family members of Mr. McGraw and for which trusts Mr. McGraw serves as trustee and has voting and investment power. Mr. McGraw disclaims beneficial ownership of all securities held by the foundation and the trusts.

(5)
Includes 171 shares of common stock owned by the Erika Tschinkel Trust.

   59

PROPOSAL 4:
Management Proposal Regarding the Annual Election of Directors

Currently, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company provides for a staggered Board divided into three classes of directors, with each class elected for a three-year term.
After considering the advantages and disadvantages of declassification, including the opinion of major investors of the Company and views of commentators, the Board has determined it is in the best interests of the Company and its shareholders to amend the Certificate of Incorporation and the By-Laws of the Company to declassify the Board over the next three years. This will result in a fully declassified Board by the 2021 Annual Meeting of Shareholders.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.
The affirmative vote of the holders of 80 percent of the outstanding shares of common stock entitled to vote is required to approve this proposal. We submitted this proposal in 2015 and 2016 and, while it received significant support, it did not receive the 80 percent vote required for adoption. Because brokers may not cast a vote on this proposal without your instruction, it is very important that you vote your shares.
The proposed amendment to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2021 Annual Meeting of Shareholders. The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendment. Board declassification would be phased-in over a three-year period, beginning at the 2019 Annual Meeting of Shareholders, as follows:
•
At the 2018 Annual Meeting, three nominees will be elected to the Board to serve for a three-year period ending at the 2021 Annual Meeting.

•
The four directors whose terms expire at the 2019 Annual Meeting will continue to serve until the 2019 Annual Meeting and nominees for the four director positions expiring at that meeting will be elected for one-year terms ending at the 2020 Annual Meeting.

•
The three directors elected for three-year terms at the 2017 Annual Meeting will continue to serve until the 2020 Annual Meeting. Nominees for the seven expiring director positions at the 2020 Annual Meeting will be elected for one-year terms ending at the 2021 Annual Meeting.

•
At the 2021 Annual Meeting, the terms of the three directors elected for three-year terms in 2018 and the seven directors elected to one-year terms in 2020 will all expire, and all nominees presented for election to the Board at the 2021 Annual Meeting will be elected to one-year terms.

Beginning with the 2021 Annual Meeting of Shareholders, all directors will stand for election at each annual meeting of shareholders for a one-year term expiring at the subsequent annual meeting of shareholders. The proposed amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.
Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. The proposed amendment provides that, once the Board is fully declassified as of the 2021 Annual Meeting of Shareholders, directors may be removed with or without cause. Before that time, directors serving in a class elected for a three-year term at any annual meeting of shareholders from 2016 through 2018 may be removed only for cause. Directors elected for a one-year term at each annual meeting of shareholders from 2019 through 2020 may be removed with or without cause.
The proposed Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix B. If our shareholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s By-Laws.

60   2018 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Who is soliciting my vote?
The Board of Directors of Phillips 66 is soliciting proxies to be voted at the 2018 Annual Meeting of Shareholders of Phillips 66.
Who is entitled to vote?
You may vote if you were the record owner of Phillips 66 common stock as of the close of business on March 12, 2018, the record date established by the Board of Directors. Each share of common stock is entitled to one vote. As of March 12, 2018, we had 466,325,141 shares of common stock outstanding and entitled to vote. There is no cumulative voting.
How many shares must be present to hold the meeting?
In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 12, 2018, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will also be counted for purposes of establishing a quorum at the meeting.
What is a broker non-vote?
Brokers are allowed to vote shares held for the benefit of their clients even though the brokers have not received voting instructions from the beneficial owner on how to vote the shares only on routine matters. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner.
Without voting instructions, brokers may not vote shares held for the benefit of their clients on non-routine matters. Non-routine matters include the election of directors, proposals relating to executive compensation and proposals to amend certificates of incorporation and certain other corporate governance changes. Shares that are not voted by brokers on non-routine matters are called broker non-votes.
How many votes are needed to approve each of the proposals?
Each of the director nominees requires the affirmative “FOR” vote of the majority of the votes cast.
Proposal 4, the proposal to declassify the Board, requires the affirmative “FOR” vote of 80 percent of outstanding shares as of the record date. As a result, a broker non-vote on Proposal 4 has the same effect as a vote against the proposal.
All other proposals require the affirmative “FOR” vote of a majority of shares present in person or represented by proxy at the meeting.
How do I vote?
You can vote either in person at the meeting or by proxy.
This proxy statement, the accompanying proxy card and the Company’s 2017 Annual Report to Shareholders are being made available to the Company’s shareholders on the Internet at www.proxyvote.com through the notice and access process. The Company’s 2017 Annual Report to Shareholders contains consolidated financial statements and reports of the independent registered public accounting firm, management’s discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the past two fiscal years, and other information.
To vote by proxy, you must do one of the following:
•
Vote over the Internet (instructions are on the proxy card).

•
Vote by telephone (instructions are on the proxy card).

•
If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you hold your Phillips 66 stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voter instruction form carefully.

2018 PROXY STATEMENT   61

ABOUT THE ANNUAL MEETING
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting and you hold your Phillips 66 common stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.
How do I vote if I hold my stock through a Phillips 66 employee benefit plan?
If you hold your common stock through a Phillips 66 employee benefit plan, you must either:
•
Vote over the Internet (instructions are in the email sent to you or on the notice and access form).

•
Vote by telephone (instructions are on the notice and access form).

•
If you elected to receive a hard copy of your proxy materials, fill out the enclosed voting instruction form, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction form for each employee benefit plan in which you hold Phillips 66 common stock. Please pay close attention to the deadline for returning your voting instruction form to the plan trustee. The voting deadline for each plan is set forth on the voting instruction form. Please note that different plans may have different deadlines.
How can I revoke my proxy?
You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to 5:00 p.m., Central Daylight Time, on May 8, 2018. The contact information for our Corporate Secretary may be found under COMMUNICATIONS WITH OUR BOARD.
Can I change my vote?
Yes. You can change your vote at any time before the polls close at the Annual Meeting, which will void any earlier vote. You can change your vote by:
•
voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on May 8, 2018;

•
signing another proxy card with a later date and returning it to us prior to the meeting; or

•
voting again at the meeting.

If you hold your Phillips 66 common stock in street name, you must contact your broker to obtain information regarding changing your voting instructions.
Who counts the votes?
We hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and appointed Jim Gaughan of Carl T. Hagberg and Associates to act as Inspector of Election.
Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?
For shares held in your name, if you do not provide a proxy or vote your shares at the Annual Meeting, those shares will not be voted.
If you hold shares in street name, your broker may vote those shares for routine matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018 is considered to be a routine matter.
If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals that are non-routine. This is a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018.

62   2018 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
How are votes counted?
For all proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you vote to “ABSTAIN” on the election of directors, it is not considered as a vote cast and, therefore, your vote will reduce the number, but not the percentage, of affirmative votes needed to elect the nominees.
For the other proposals, if you vote to “ABSTAIN,” your shares are still considered as present and entitled to vote and, therefore, your abstention has the same effect as a vote “AGAINST.”
What if I return my proxy but don’t vote for some of the matters listed on my proxy card?
If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card, “FOR” the ratification of Ernst & Young LLP as the independent registered public accounting firm for Phillips 66 for fiscal year 2018, “FOR” the approval of the compensation of our Named Executive Officers, and “FOR” the proposal regarding the declassification of the Board of Directors.
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.
When will the Company announce the results of the vote?
Within four business days of the Annual Meeting, we will file a Current Report on Form 8-K announcing the results of the vote at the Annual Meeting.
Who can attend the Annual Meeting?
The Annual Meeting is open to all holders of Phillips 66 common stock. Each shareholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.
Do I need a ticket to attend the Annual Meeting?
Yes, you will need an admission ticket or proof of ownership of Phillips 66 common stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are held in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN PHILLIPS 66 STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.
How can I access the Phillips 66 proxy materials and annual report electronically?
This proxy statement, the accompanying proxy card and the Company’s 2017 Annual Report are being made available to the Company’s shareholders on the Internet at www.proxyvote.com through the notice and access process. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.
If you own Phillips 66 common stock in your name, you can choose this option, and help conserve resources and save the cost of producing and mailing these documents, by checking the box for electronic delivery on your proxy card or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Phillips 66 common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.
If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and

2018 PROXY STATEMENT   63

ABOUT THE ANNUAL MEETING
annual reports, you can request both by phone at 800-579-1639, by email at sendmaterial@proxyvote.com, through the Internet at www.proxyvote.com or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. You will need your 16-digit control number located on your Notice of Internet Availability to request a package. You will also be provided with the opportunity to receive a copy of the proxy statement and annual report in future mailings.
Will my vote be kept confidential?
The Board of Directors has a policy that shareholder proxies, ballots, and tabulations that identify shareholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any shareholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the shareholder vote. The policy also provides that inspectors of election must be independent and cannot be employees of the Company. Occasionally, shareholders provide written comments on their proxy card that may be forwarded to management.
What is the cost of this proxy solicitation?
The Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors, LLC to assist us in soliciting proxies, which it may do by telephone or in person. We anticipate paying Alliance Advisors, LLC a fee of  $15,000, plus expenses.
Why did my household receive a single set of proxy materials?
Securities and Exchange Commission rules permit us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family. This benefits both you and the Company, as it eliminates duplicate mailings that shareholders living at the same address receive and conserves resources and reduces printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at 800-579-1639, through the Internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shareholders sharing the same address can request delivery of a single copy of these materials using the same methods described in the preceding sentence. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Because not all brokers and nominees may offer shareholders the opportunity to request eliminating duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

64   2018 PROXY STATEMENT

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2019 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our principal executive offices by November 28, 2018. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.
Under our By-Laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting (other than a proposal submitted under Rule 14a-8). Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the following address: Corporate Secretary, Phillips 66, P.O. Box 4428, Houston, Texas 77210. We must receive notice as follows:
•
We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2018 Annual Meeting is held on schedule, we must receive notice pertaining to the 2018 Annual Meeting no earlier than January 9, 2019, and no later than February 8, 2019.

•
However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, and if our first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, we must receive the notice no later than 10 days after the public announcement of such meeting.

•
If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than 10 days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. You can obtain a copy of our By-Laws by writing the Corporate Secretary at the address above, or via our website under the “Corporate Governance” caption.
AVAILABLE INFORMATION
SEC rules require us to provide an annual report to shareholders who receive this proxy statement. Additional printed copies of the annual report to shareholders, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of the committees of the Board of Directors and our Annual Report on Form 10-K for the year ended December 31, 2017, including the financial statements and the financial statement schedules, are available without charge to shareholders upon written request to Phillips 66, 411 S. Keeler, Bartlesville, Oklahoma, 74003 or via the Internet at www.Phillips66.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

2018 PROXY STATEMENT   65

Appendix A
NON-GAAP FINANCIAL MEASURES
The discussion of our results in this proxy statement includes references to our “Adjusted EBITDA,” “PSP ROCE,” and “Adjusted Controllable Costs” amounts, as used for purposes of our compensation programs. These measures are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies using the same or similar terminology.
VCIP Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure because it adjusts net income to exclude depreciation and amortization, net interest expense and income taxes, as well as certain items of expense or income that management does not consider representative of our core operating performance. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. A reconciliation of VCIP Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth below.
YEAR ENDED DECEMBER 31, 2017	MILLIONS OF DOLLARS
Net Income	$ 5,248
Plus:
Income tax expense (benefit)	(1,693)
Net interest expense	407
Depreciation and amortization (D&A)	1,318
EBITDA	5,280
Adjustments:
Impairments by equity affiliates	64
Pending claims and settlements	(57)
Gain on consolidation of business	(423)
Equity affiliate ownership restructuring	—
Recognition of deferred logistics commitments	—
Railcar lease residual value deficiencies and related costs	—
Pension settlement expense	83
Hurricane-related costs	210
Proportional share of selected equity affiliates income taxes	69
Proportional share of selected equity affiliates net interest	66
Proportional share of selected equity affiliates D&A	682
EBITDA attributable to Phillips 66 noncontrolling interests	(211)
Certain tax impacts	(23)
VCIP Adjusted EBITDA	$ 5,740

A-1   2018 PROXY STATEMENT

PSP ROCE
We believe PSP ROCE is an important metric for evaluating the quality of capital allocation decisions, measuring portfolio value, and measuring the efficiency and profitability of capital investments. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. PSP ROCE is a ratio, the numerator of which is adjusted earnings plus after-tax interest expense, and the denominator of which is average adjusted total equity plus total debt.
Our calculation of PSP ROCE, and its reconciliation to ROCE prepared using GAAP amounts, is set forth below.
	MILLIONS OF DOLLARS (except as indicated)
	PSP Average 2015-2017	2017	2016	2015
PSP ROCE
Numerator
Net income		$ 5,248	1,644	4,280
After-tax interest expense		285	220	201
GAAP ROCE earnings		5,533	1,864	4,481
Adjustments(1)		(2,837)	(57)	(34)
PSP ROCE Earnings		2,696	1,807	4,447
Denominator
GAAP average capital employed(2)		35,700	33,344	31,749
In-process capital		(2,233)	(3,097)	(3,016)
Cash adjustment		(60)	(37)	(1,141)
PSP Average Capital Employed		$ 33,407	30,210	27,592

PSP ROCE (percent)	10.1%	8.1%	6.0%	16.1%
GAAP ROCE (percent)	11.7%	15.5%	5.6%	14.1%
(1)
Primarily related to gains on asset dispositions, impairments, certain tax impacts and pending claims and settlements.

(2)
Total equity plus total debt.

Adjusted Controllable Costs
Adjusted Controllable Costs is a measure of how effectively we manage costs versus internal targets. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. Adjusted Controllable Costs is a non-GAAP financial measure because it excludes certain costs that management believes are not directly relevant to compensation decisions. A reconciliation of Adjusted Controllable Costs to the sum of operating expenses and selling, general and administrative expenses, the most directly comparable GAAP measures, is set forth below.
YEAR ENDED DECEMBER 31, 2017	MILLIONS OF DOLLARS
Operating Expenses	$ 4,699
Selling, General and Administrative Expenses	1,695
Adjustments:
Certain employee benefits	(161)
Consolidation of business impacts	53
Turnaround timing impacts	59
Foreign currency and weather impacts	(49)
Adjusted Controllable Costs	$ 6,296

2018 PROXY STATEMENT   A-2

Appendix B
Certificate of Amendment to the
Amended and Restated Certificate of Incorporation
of
Phillips 66
Phillips 66, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
1.    That Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. ~~The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, each with a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Unless otherwise required by law, any vacancy on the Board of Directors or newly created directorship may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and qualified, or until their earlier death, resignation, removal or departure from the Board of Directors for other cause.~~
Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:
(1) Commencing with the election of directors at the 2019 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2017 annual meeting of stockholders and having a term that expires at the 2020 annual meeting of stockholders, and (ii) the directors in the class elected at the 2018 annual meeting of stockholders and having a term that expires at the 2021 annual meeting of stockholders. Directors elected at the 2019 annual meeting of stockholders shall be elected for a one-year term expiring at the 2020 annual meeting of stockholders.
(2) Commencing with the election of directors at the 2020 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2018 annual meeting of stockholders and having a term that expires at the 2021 annual meeting of stockholders. Directors elected at the 2020 annual meeting of stockholders shall be elected for a one-year term expiring at the 2021 annual meeting of stockholders.
(3) From and after the election of directors at the 2021 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2021 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.
Unless otherwise required by law, in the event of any increase or decrease in the authorized number of directors at any time when the Board of Directors is divided into a class or classes, each director then serving as a member of a class of directors shall continue as a director of the class of which he or she is a member until the expiration of the director’s term or the director’s death, retirement, resignation, or removal. Each newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, pursuant to Section 223 of the DGCL. Any director elected to fill a newly created directorship that results from an increase in the number of directors shall be elected for a term expiring at the next annual meeting of stockholders and until their successor is duly elected and qualified, or until their earlier death, retirement, resignation, removal or departure from the Board of Directors for other cause, and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the predecessor director. Current directors serving in a class that was elected for a three-year term at the annual meetings of stockholders held from 2016 through 2018 may be removed only for cause. All other directors may be removed either with or without cause.
Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series, such director or directors

B-1   2018 PROXY STATEMENT

shall not be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors so providing for the establishment of such series and by applicable law.
~~B. Subject to applicable law, any director or the entire Board of Directors may only be removed with cause, such removal to be by the affirmative vote of the shares representing at least a majority of the votes entitled to be cast by the Voting Stock.~~
~~Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.~~
~~C~~ B. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director or the qualification for continuing service as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.
~~D~~ C. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
~~E~~ D. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1) The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10, 11, 12 or 13 of Article II of the By-Laws or Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of Article IV of the By-Laws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with, this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and PROVIDED, FURTHER, HOWEVER, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that in the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be given not less than two days prior to the meeting. The Provisions of this paragraph (~~E~~ D)(1) of this Article FIFTH are subject to Section 12 of Article II ~~IV~~ of the By-Laws.
(2) In addition to the powers and authority herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
2.   The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the    day of            2018.
Phillips 66

By:
Name:
Title:

2018 PROXY STATEMENT   B-2

PHILLIPS 66

2331 CITYWEST BLVD.
HOUSTON, TX 77042

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2018. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS**
If you would like to reduce the costs incurred by Phillips 66 in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2018. Have your Voting Direction card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Phillips 66, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38594-P03320

KEEP THIS PORTION FOR YOUR RECORDS

**THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**PHILLIPS 66**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 - 4.**

1. ELECTION OF DIRECTORS

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. J. Brian Ferguson | ☐ | ☐ | ☐ |
| 1b. Harold W. McGraw III | ☐ | ☐ | ☐ |
| 1c. Victoria J. Tschinkel | ☐ | ☐ | ☐ |

In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date